UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
______________________________
ASANA, INC.
(Name of Registrant as Specified In Its Charter)
______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

633 Folsom Street,
Suite 100
San Francisco, CA 94107
NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
Date
___________________
MONDAY
JUNE 12, 2023
Time
___________________
2:00 P.M.
PACIFIC TIME
Place
___________________
www.virtualshareholder
meeting.com/ASAN2023

Dear Stockholders of Asana, Inc.:
We cordially invite you to attend the 2023 annual meeting of stockholders, or the Annual Meeting, of Asana, Inc., a Delaware corporation, which will be held as a virtual meeting on Monday, June 12, 2023 at 2:00 p.m. Pacific Time. The Annual Meeting will be held through a live audio-only webcast at www.virtualshareholdermeeting.com/ASAN2023, where you will also be able to submit questions and vote online.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1	To elect the three nominees for Class III directors to serve on Asana’s board of directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;

2	To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of Asana’s board of directors as Asana’s independent registered public accounting firm for its fiscal year ending January 31, 2024;

3	To solicit a non-binding advisory vote on the compensation of Asana’s named executive officers; and

4	To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 14, 2023 as the record date for the Annual Meeting, or the Record Date. Only stockholders of record on April 14, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 28, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone, or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of Asana.
By order of the board of directors,
Dustin Moskovitz
President, Chief Executive Officer, and Chair of the Board
San Francisco, California
April 28, 2023

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

ANNUAL MEETING OF STOCKHOLDERS Date __________ MONDAY JUNE 12, 2023 Time __________ 2:00 P.M. PACIFIC TIME	There are four ways to vote:

	•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2023 (have your Notice or proxy card in hand when you visit the website);	•by toll-free telephone until 11:59 p.m. Eastern Time on June 11, 2023 at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call);	•by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
•by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/ASAN2023, where stockholders may vote and submit questions (before and during) the Annual Meeting (have your proxy card in hand when you visit the website).

Voting Recommendations From Our Board of Directors:

Proposal 1	The election of Krista Anderson-Copperman, Sydney Carey and Adam D’Angelo as Class III directors.	Nominees receiving the largest number of votes “FOR” such nominees are elected as directors	FOR
Proposal 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024.	Majority of votes present	FOR
Proposal 3	The approval, on an advisory basis, of the compensation of our named executive officers, or the Say-on-Pay vote.	Majority of votes present	FOR

2023 Proxy Statement	1	Asana

2023 Annual Meeting of Stockholders
Monday, June 12, 2023 at 2:00 P.M. Pacific Time
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors, referred to as the Board of Directors or the Board, for use at the 2023 annual meeting of stockholders of Asana, Inc., a Delaware corporation, referred to as the Company or Asana, and any postponements, adjournments, or continuations thereof, referred to as the Annual Meeting. The Annual Meeting will be held as a virtual meeting on Monday, June 12, 2023 at 2:00 p.m. Pacific Time via a live audio webcast on the internet at www.virtualshareholdermeeting.com/ASAN2023 where you will be able to listen to the meeting, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting.
A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 633 Folsom Street, Suite 100, San Francisco, California 94107. If you would like to view the stockholder list, please contact our Investor Relations department with an electronic mail, or e-mail, message to ir@asana.com to schedule an appointment. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ASAN2023.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Questions and Answers Regarding this Solicitation and Voting at the Annual Meeting
What matters am I voting on?
You will be voting on:
1.the election of the three nominees for Class III directors to serve on our board of directors until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2.the ratification of the selection of PricewaterhouseCoopers LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for our fiscal year ending January 31, 2024;
3.the advisory approval of the compensation of our named executive officers; and
4.any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Asana	2	2023 Proxy Statement

QUESTIONS AND ANSWERS
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•“FOR” the election of Krista Anderson-Copperman, Sydney Carey, and Adam D’Angelo as Class III directors;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024; and
•“FOR” the advisory approval of the compensation of our named executive officers, or Say-on-Pay, for our fiscal year ended January 31, 2023.
Who is entitled to vote?
Holders of either class of our common stock as of the close of business on April 14, 2023, the Record Date, may vote at the Annual Meeting. As of the Record Date, there were 131,187,977 shares of our Class A common stock outstanding and 85,489,359 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of our Class A common stock is entitled to one vote on each proposal and each share of our Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders collectively as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee collectively as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1. The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director. Withheld votes and broker non-votes will each have no effect on the outcome of this proposal.

2023 Proxy Statement	3	Asana

QUESTIONS AND ANSWERS
•Proposal No. 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024 requires the affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting and are voted for or against the proposal to be approved. Abstentions and broker non-votes will each have no effect on the outcome of this proposal.
•Proposal No. 3. This non-binding advisory vote on the compensation of the named executive officers, or Say-on-Pay, requires the affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting and are voted for or against the proposal to be approved. Abstentions and broker non-votes will each have no effect on the outcome of this proposal. As an advisory vote, this proposal is not binding upon the Company, our Board, or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and our Compensation Committee, which is responsible for designing and approving our named executive officer compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2023 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone until 11:59 p.m. Eastern Time on June 11, 2023 at 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
•by attending and voting at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ASAN2023, where stockholders may vote and submit questions (before and during) the Annual Meeting (have your proxy card in hand when you visit the website).
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, by telephone, or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Asana	4	2023 Proxy Statement

QUESTIONS AND ANSWERS
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet at www.proxyvote.com or by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on June 11, 2023;
•completing and returning a later-dated proxy card; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
How do I attend the Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting, and vote your shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ASAN2023. To participate in the Annual Meeting online, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 2:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:55 p.m. Pacific Time and you should allow sufficient time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Dustin Moskovitz, Tim Wan, and Eleanor Lacey have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed or prematurely adjourned, the proxy holders can vote the shares represented by proxies on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

2023 Proxy Statement	5	Asana

QUESTIONS AND ANSWERS
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Asana, Inc.
Attention: Investor Relations
633 Folsom Street, Suite 100
San Francisco, California 94107
Tel: 1-646-854-4063
Email: ir@asana.com
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Asana	6	2023 Proxy Statement

QUESTIONS AND ANSWERS
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 30, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Asana, Inc.
Attention: Corporate Secretary
633 Folsom Street, Suite 100
San Francisco, California 94107
Our restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our restated bylaws. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 13, 2024; and
•not later than the close of business on March 14, 2024.
In the event that we hold the 2024 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2024 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2024 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
NOMINATION OF DIRECTOR CANDIDATES
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

2023 Proxy Statement	7	Asana

QUESTIONS AND ANSWERS
In addition, our restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
UNIVERSAL PROXY
In addition to satisfying the foregoing requirements under our restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board of Directors’ nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act in accordance with the advance notice procedure as described above.
AVAILABILITY OF BYLAWS
You may contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our restated bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

Asana	8	2023 Proxy Statement

Special Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements other than statements of historical facts contained in this Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Proxy Statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2023, as filed with the SEC on March 24, 2023. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Proxy Statement. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

2023 Proxy Statement	9	Asana

Board of Directors and
Corporate Governance
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of nine members. Six of our directors are independent within the meaning of the listing standards of The New York Stock Exchange, or the NYSE, and the Long-Term Stock Exchange, or the LTSE. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of April 28, 2023, and certain other information for each of the members of our Board of Directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors:

Directors with Terms Expiring at the Annual Meeting/Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Krista Anderson-Copperman(1)(2)	III	46	Director	2022	2023	2026
Sydney Carey(1)(2)	III	58	Director	2019	2023	2026
Adam D’Angelo	III	38	Director	2008	2023	2026
Continuing Directors

Matthew Cohler(3)	I	46	Director	2009	2024	—
Andrew Lindsay(1)(3)	II	43	Director	2021	2025	—
Lorrie Norrington(1)(3)(4)	II	63	Lead Independent Director	2019	2025	—
Dustin Moskovitz	I	38	Co-Founder, President, Chief Executive Officer, and Chair	2008	2024	—
Justin Rosenstein	II	39	Director	2008	2025	—
Amit Singh(2)	I	55	Director	2021	2024	—
(1)Member of our Audit Committee
(2)Member of our Compensation Committee
(3)Member of our Nominating and Corporate Governance Committee
(4)Lead Independent Director

Asana	10	2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Diversity
In service of our mission, we are working to create a more diverse and inclusive team. This commitment extends to the composition of our Board of Directors. Of our nine-member Board, three identify as female, including our Lead Independent Director; one identifies as agender; one identifies as Black; and one identifies as a member of the LGBTQ+ community, as self-reported by members of our Board. Our Nominating and Corporate Governance Committee works with the Board to determine the desired qualifications, expertise, and characteristics for our Board members, including factors such as business experience, diversity, professional background, education, skill, and other individual qualities and attributes, that contribute to the diverse mix of backgrounds, viewpoints and experience represented on the Board.
The following charts set forth information relating to the independence, age, and tenure of our Board of Directors.

INDEPENDENCE 66.7% Independent	AGE 47 Years Average	TENURE 7.4 Years Average

2023 Proxy Statement	11	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Nominees for Director

Krista Anderson-Copperman has served as a member of our Board of Directors since July 2022.
Ms. Anderson-Copperman currently serves as an advisor and board director across a number of private SaaS companies and non-profit entities including Benchling, Trove, Attentive, The Advocates for Survivors of Domestic Abuse, and Gainsight. Since January 2022, she has also served as a venture partner at Technology Crossover Ventures (TCV). Ms. Anderson-Copperman was previously the Chief Customer Officer at Okta, Inc., an identity management software company, from March 2014 to March 2020. Prior to joining Okta, she spent 14 years at Salesforce, Inc., an enterprise cloud computing and social enterprise solutions company, from November 2000 to January 2014, where she served in several senior management roles including Senior Vice President Customers for Life and Senior Vice President Global Support & Customer Success. Ms. Anderson-Copperman holds a B.A. in psychology from the University of Oregon.

WE BELIEVE THAT MS. ANDERSON-COPPERMAN IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HER ENTERPRISE LEADERSHIP EXPERIENCE AND HER KNOWLEDGE OF OUR INDUSTRY.

Sydney Carey has served as a member of our Board of Directors since July 2019.
Since August 2021, Ms. Carey has served as the Chief Financial Officer of Talkdesk, Inc., a provider of cloud-based contact center software. Ms. Carey also served as an advisor to Sumo Logic, Inc., a data analytics company, from August 2021 to December 2021. Previously, from November 2018 to August 2021, Ms. Carey served as the Chief Financial Officer of Sumo Logic. From December 2017 to October 2018, Ms. Carey served as the Chief Financial Officer for Duo Security, Inc., a software security company. From June 2016 to December 2017, she served as the Chief Financial Officer of Apttus Corporation, a business-to-business software company. From February 2015 to June 2016, she served as the Chief Financial Officer of Zscaler, Inc., an information security company, and from April 2013 to February 2015, she served as the Chief Financial Officer of MongoDB Inc., a software company. Ms. Carey previously served as a member of the board of directors of Lead Edge Growth Opportunities, Ltd, a special purpose acquisition company, from March 2021 to March 2023, Bazaarvoice, Inc. from April 2012 to September 2017, and Proofpoint, Inc. from January 2014 to March 2015. Ms. Carey holds a B.A. in economics from Stanford University.

WE BELIEVE THAT MS. CAREY IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HER EXTENSIVE FINANCE BACKGROUND, INCLUDING SERVICE AS A CHIEF FINANCIAL OFFICER OF SEVERAL COMPANIES, HER EXPERIENCE AS A DIRECTOR OF PUBLIC COMPANIES, AND HER KNOWLEDGE OF OUR INDUSTRY.

Asana	12	2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Adam D’Angelo has served as a member of our Board of Directors since December 2008.
Mr. D’Angelo founded Quora Inc., a question-and-answer website, and since June 2009, has served as its Chief Executive Officer. From June 2005 to June 2008, Mr. D’Angelo served in a variety of senior roles at Facebook, Inc., a social media and networking company, including as Chief Technology Officer, from November 2006 to June 2008. Mr. D’Angelo holds a B.S. in computer science from the California Institute of Technology.

WE BELIEVE THAT MR. D’ANGELO IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HIS SIGNIFICANT HISTORY WITH OUR COMPANY, HIS EXTENSIVE EXPERIENCE AS AN EXECUTIVE AND BOARD MEMBER OF TECHNOLOGY COMPANIES, AND HIS KNOWLEDGE OF OUR INDUSTRY.
Continuing Directors

Matthew Cohler has served as a member of our Board of Directors since November 2009.
Mr. Cohler has been a Partner at Benchmark Capital, a venture capital firm, since June 2008. Before Benchmark Capital, Mr. Cohler served as the Vice President of Product Management at Facebook, Inc., a social media and networking company, from 2005 to June 2008, and as the Vice President of LinkedIn Corporation, an internet software company, from 2003 to 2005. Mr. Cohler has served on the board of directors of 1stDibs, Inc., an e-commerce company, since September 2011 and on the board of directors of KKR & Co. Inc., a global investment firm, since December 2021. Mr. Cohler previously served on the boards of directors of Domo, Inc. from July 2011 to March 2019, and Uber Technologies, Inc. from June 2017 to July 2019. Mr. Cohler holds a B.A. in music from Yale University.

WE BELIEVE THAT MR. COHLER IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HIS EXTENSIVE EXPERIENCE AS AN EXECUTIVE AND BOARD MEMBER OF MANY TECHNOLOGY, HIGH-GROWTH, CONSUMER AND DIGITAL COMPANIES, HIS INVESTMENT EXPERIENCE, AND HIS KNOWLEDGE OF OUR INDUSTRY.

2023 Proxy Statement	13	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Dustin Moskovitz co-founded Asana and has served as a member of our Board of Directors since December 2008, as our Chief Executive Officer since October 2010, as our President since February 2019, and as our Chair since December 2019.
Previously, Mr. Moskovitz served as our Chief Financial Officer from February 2009 to January 2017, and as our Secretary from February 2009 to October 2017. Prior to Asana, Mr. Moskovitz co-founded Facebook, Inc., a social media and networking company, and from February 2004 to November 2008, he served in a variety of senior roles, including Chief Technology Officer and Vice President of Engineering. Mr. Moskovitz attended Harvard University where he studied economics.

WE BELIEVE THAT MR. MOSKOVITZ IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS DUE TO THE PERSPECTIVE AND EXPERIENCE HE BRINGS AS OUR CHIEF EXECUTIVE OFFICER AND A CO-FOUNDER AND DUE TO HIS EXTENSIVE EXPERIENCE MANAGING TECHNOLOGY COMPANIES.

Amit Singh has served as a member of our Board of Directors since November 2021.
Since August 2021, Mr. Singh has served as Chief Business Officer of Palo Alto Networks, a cybersecurity company. He previously served as President of Palo Alto Networks from November 2018 to August 2021. Prior to joining Palo Alto Networks in 2018, Mr. Singh held several roles at Google, a multinational technology company, including as Vice President, Business & Operations, VR/AR from May 2016 to October 2018 and as President, Google Cloud from March 2010 to May 2016. Prior to Google, Mr. Singh spent 20 years at Oracle, a multinational computer technology company, in various product, engineering, sales and strategy roles. Mr. Singh holds a M.S. in Industrial and Management Engineering from Rensselaer Polytechnic Institute and a B.S. in Electrical Engineering from the Delhi College of Engineering.

WE BELIEVE THAT MR. SINGH IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HIS EXTENSIVE EXPERIENCE MANAGING, GROWING AND SCALING TECHNOLOGY COMPANIES AND HIS KNOWLEDGE OF OUR INDUSTRY.

Asana	14	2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Andrew Lindsay has served as a member of our Board of Directors since July 2021.
Since May 2022, Mr. Lindsay has served as Corporate Vice President, Industry, Data and Apps Business Development of Microsoft Corporation, a multinational technology company. Mr. Lindsay previously served as Senior VP of Corporate and Business Development of HubSpot, Inc., a customer relationship management platform, from July 2020 to April 2022 and as HubSpot’s VP of Corporate and Business Development from January 2018 to July 2020. Prior to joining HubSpot, Mr. Lindsay held several positions at Jawbone, a wearable technology company, from December 2011 to December 2017, most recently as the VP of Corporate Development. He was previously a consultant with McKinsey & Company, a management consulting firm, and a mergers and acquisitions investment banker with Merrill Lynch & Co., an investment bank. Mr. Lindsay holds a B.S. in Biology from Howard University, where he also helped found the University's Center for Digital Business. Mr. Lindsay also holds a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

WE BELIEVE THAT MR. LINDSAY IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HIS EXTENSIVE EXPERIENCE AS AN EXECUTIVE OF TECHNOLOGY COMPANIES AND HIS KNOWLEDGE OF OUR INDUSTRY.

Lorrie Norrington has served as a member of our Board of Directors since July 2019 and as our lead independent director since August 2021.
Ms. Norrington has served as an operating partner of Lead Edge Capital LLC, a growth equity investment firm, since October 2012. Ms. Norrington previously served in several senior management roles at eBay Inc., a multinational e-commerce publicly traded company, from June 2005 to September 2010, including President of Global eBay Marketplaces, Chief Operating Officer of eBay Marketplaces, and President of eBay International. Ms. Norrington currently serves on the boards of directors of Autodesk, Inc., HubSpot, Inc., and Colgate-Palmolive Company, and she also previously served on the boards of directors of Eventbrite, Inc. from April 2015 to August 2020 and of DirectTV from February 2011 to August 2015. Ms. Norrington holds a B.A. in business administration from the University of Maryland, College Park and an M.B.A. from Harvard Business School.

WE BELIEVE THAT MS. NORRINGTON IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS BECAUSE OF HER EXTENSIVE EXPERIENCE AS AN EXECUTIVE AND BOARD MEMBER OF MANY PUBLICLY TRADED COMPANIES, INCLUDING HER BUSINESS ACUMEN, FINANCE EXPERTISE, EXTENSIVE GLOBAL EXPERTISE, AND HER KNOWLEDGE OF OUR INDUSTRY. AS A MEMBER OF THE LGBTQ+ COMMUNITY, MS. NORRINGTON IS A PASSIONATE ADVOCATE FOR INCLUSION AND DIVERSITY.

2023 Proxy Statement	15	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Justin Rosenstein co-founded Asana and has served as a member of our Board of Directors since December 2008.
Mr. Rosenstein served as our Chief Executive Officer from February 2009 to October 2010, and as our President from October 2010 to February 2019. Previously, Mr. Rosenstein served as an Engineer and Engineering Manager at Facebook, Inc., a social media and networking company, from May 2007 to November 2008, and as a Product Manager at Google Inc., a multinational technology company, from March 2004 to April 2007. Mr. Rosenstein holds a B.S. in mathematics from Stanford University.

WE BELIEVE THAT MR. ROSENSTEIN IS QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD OF DIRECTORS DUE TO THE PERSPECTIVE AND EXPERIENCE HE BRINGS AS OUR CO-FOUNDER AND FORMER PRESIDENT.
Director Independence
Our Class A common stock is listed on both the NYSE and the LTSE. Under the listing requirements and rules of each of the NYSE and the LTSE, independent directors must comprise a majority of our Board of Directors. In addition, the rules of each of the NYSE and the LTSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if the Board determines that the director has no material relationship with the listed company. Under the rules of the LTSE, a director will only qualify as an “independent director” if the Board determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation Committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Additionally, our Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Mmes. Anderson-Copperman, Carey, and Norrington and Messrs. Cohler, Lindsay, and Singh do not have a material relationship with the Company or relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of each of the NYSE and the LTSE. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”

Asana	16	2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
Dustin Moskovitz currently serves as both the Chairman of our Board of Directors and our Chief Executive Officer. Our independent directors bring experience, oversight, and expertise from outside of our company, while Mr. Moskovitz brings company-specific experience and expertise. As one of our co-founders, Mr. Moskovitz is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans. We believe that the structure of our Board of Directors and its committees provides effective independent oversight of management while Mr. Moskovitz’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman of our Board of Directors is not an independent director, our independent directors will designate one of the independent directors to serve as Lead Independent Director. Because Mr. Moskovitz is our Chairman and Chief Executive Officer, our Board of Directors, including the independent directors, has appointed Lorrie Norrington to serve as our Lead Independent Director. As Lead Independent Director, Ms. Norrington presides over regularly scheduled executive sessions of our independent directors, coordinates activities of the independent directors, presides over any portions of meetings of our Board of Directors at which the performance of our Board of Directors is presented or discussed, and performs such additional duties as our Board of Directors otherwise determines and delegates.
Board and Stockholder Meetings and Committees
During our fiscal year ended January 31, 2023, our Board of Directors held six meetings (including regularly scheduled and special meetings), and each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
We encourage our directors to attend our annual meeting of stockholders each year. Last year, all of our then-serving directors were present at our annual meeting of stockholders except Amit Singh.
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.
AUDIT COMMITTEE
Our Audit Committee consists of Krista Anderson-Copperman, Sydney Carey, Andrew Lindsay, and Lorrie Norrington. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements under the listing standards of each of the NYSE and the LTSE as well as Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Ms. Carey. Our Board of Directors has determined that Mmes. Carey and Norrington are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience or the nature of his or her employment.

2023 Proxy Statement	17	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•reviewing and approving our annual internal audit plan including responsibilities, budget, and staffing of the internal audit function and our plans for the implementation of the internal audit function;
•meeting periodically with our management and our other personnel primarily responsible for the design and implementation of our internal audit function;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
•reviewing major financial risk exposures, information security risk, data privacy risk, and cybersecurity risk, and reporting findings to the Board, who has final oversight responsibility over cybersecurity-related matters.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of each of the NYSE and the LTSE. A copy of the charter of our Audit Committee is available on our website at https://investors.asana.com/governance/governance-documents. During our fiscal year ended January 31, 2023, our Audit Committee held nine meetings.
COMPENSATION COMMITTEE
Our Compensation Committee consists of Krista Anderson-Copperman, Sydney Carey, and Amit Singh. The Chair of our Compensation Committee is Mr. Singh. Our Board of Directors has determined that all members of our Compensation Committee are independent under the listing standards of each of the NYSE and the LTSE.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation program, policies, and practices, and to review and determine the compensation to be paid to our chief executive officer and other executive officers, the non-employee members of our Board of Directors, and other senior management, as appropriate.
Specific responsibilities of our Compensation Committee include:
•reviewing, approving, and determining, or recommending to our Board of Directors, the compensation of our chief executive officer and other executive officers;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;

Asana	18	2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
•reviewing, adopting, amending, and terminating, or recommending to our Board of Directors, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of each of the NYSE and the LTSE. A copy of the charter of our Compensation Committee is available on our website at https://investors.asana.com/governance/governance-documents. During our fiscal year ended January 31, 2023, our Compensation Committee held five meetings.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Nominating and Corporate Governance Committee consists of Matthew Cohler, Andrew Lindsay, and Lorrie Norrington. The Chair of our Nominating and Corporate Governance Committee is Mr. Lindsay. Our Board of Directors has determined that each member of the Nominating and Corporate Governance committee is independent under the listing standards of each of the NYSE and the LTSE.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•considering and making recommendations to our Board of Directors regarding the composition and leadership of our Board of Directors and its committees;
•reviewing, developing, and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;
•overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors;
•overseeing environmental, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to us, our business, and our key stakeholders, or ESG Matters; and
•reviewing with management and, where appropriate, liaising with the appropriate committee(s) of the Board to make recommendations to management and the Board regarding our goals, strategy, policies, and practices with respect to ESG Matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at https://investors.asana.com/governance/governance-documents. During our fiscal year ended January 31, 2023, our Nominating and Corporate Governance Committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

2023 Proxy Statement	19	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including director candidates nominated by stockholders, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, experience, length of service, potential conflicts of interest, and other commitments. The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board of Directors: high personal and professional ethics and integrity, proven achievement and competence in the nominee’s field, the ability to exercise sound business judgment, having skills that are complementary to those of the existing Board, the ability to assist and support management and make significant contributions to our company’s success, and an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences when evaluating director nominees. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse backgrounds and viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our restated certificate of incorporation and restated bylaws and applicable laws, rules, and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary and General Counsel or our Legal Department in writing at the address set forth below. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock, and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our restated bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our restated bylaws and should be sent in writing to our Corporate Secretary and General Counsel or our Legal Department at Asana, Inc., 633 Folsom Street, Suite 100, San Francisco, California 94107. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary and General Counsel or Legal Department must receive the nomination no earlier than February 13, 2024 and no later than March 14, 2024.

Asana	20	2023 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary and General Counsel at Asana, Inc., 633 Folsom Street, San Francisco, California 94107. Our Corporate Secretary and General Counsel or Legal Department, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors or the Lead Independent Director if the Chair of the Board is not independent.
Corporate Governance Guidelines and Code of Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on the Governance Documents portion of our Investor Relations website at https://investors.asana.com/governance/governance-documents. We will post amendments to our Corporate Governance Guidelines and/or Code of Conduct and Ethics or waivers of our Code of Conduct and Ethics for directors and executive officers on the same website.
Risk Management and Oversight of Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cyber security, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our Board of Directors and at such other times as they deem appropriate, where, among other topics, they discuss risks facing the Company and risk management strategy.
While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist our Board of Directors in fulfilling certain risk oversight responsibilities. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures as well as financial, accounting, investment and tax risk, including anti-fraud measures, and cybersecurity and information technology risk. Our Audit Committee discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risks associated with internal control over financial reporting and liquidity risks. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its risk oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies.

2023 Proxy Statement	21	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
In connection with its reviews of the operations of our business, our Audit Committee and our Board of Directors oversee and evaluate the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our Board of Directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
At periodic meetings of our Board of Directors and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity matters, risks related to ESG Matters, information security and privacy risks, and financial, tax, and compliance related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.
Prohibition on Hedging, Short Sales, and Pledging
Our Board of Directors has adopted an insider trading policy which applies to all of our directors, officers, employees, and agents (such as consultants and contractors). The policy prohibits hedging or similar transactions designed to decrease the risks associated with holding our Class A common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, holding our Class A common stock in a margin account, and pledging our shares as collateral for a loan.
Non-Employee Director Compensation
Our Board of Directors adopted a Non-Employee Director Compensation Policy effective September 30, 2020, or the Effective Date, and most recently amended on May 24, 2022, which provides for the following compensation to directors who are not also serving as an employee or consultant to us:
Annual Cash Compensation

Annual Cash Retainer ($)

Annual retainer	30,000
Additional retainer for independent chair or, if chair is not independent, lead independent director	15,000
Additional retainer for Audit Committee chair	20,000
Additional retainer for Audit Committee non-chair member	10,000
Additional retainer for Compensation Committee chair	12,000
Additional retainer for Compensation Committee non-chair member	6,000
Additional retainer for Nominating and Corporate Governance Committee chair	7,500
Additional retainer for Nominating and Corporate Governance Committee non-chair member	3,750

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive restricted stock unit awards granted under our 2020 Equity Incentive Plan, which provides, among other things, that the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed (1) $750,000 in total value or (2) in the event such non-employee director is first appointed or elected to our Board of Directors during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Initial Award. Each new non-employee director elected or appointed to our Board of Directors after the Effective Date will be granted an initial, one-time restricted stock unit award with a grant date fair value of $350,000, which will vest in equal annual installments such that the initial award will be fully vested on the third anniversary of the grant date, subject to the non-employee director’s continuous service through each vesting date.
Annual Awards. On the date of each annual meeting of stockholders of our company after the Effective Date, each non-employee director who has served as a non-employee director for more than six months as of such date and who continues to serve on our Board of Directors following the date of such meeting will be granted a restricted stock unit award with a grant date fair value of $175,000, which will vest on the first anniversary of the grant date, provided that the annual award will, in any case, become fully vested on the date of our next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.
Change in Control. Initial awards and annual awards granted under the policy vest in full upon a “change in control,” as defined in our 2020 Equity Incentive Plan.
Holding Period. Initial awards and annual awards granted under the policy are subject to a holding period and the shares subject to such awards shall not be issued or delivered to non-employee directors until the earlier to occur of (1) the first anniversary of the applicable vesting date in the case of initial awards or the second anniversary of the vesting date in the case of annual awards or (2) a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, or the Code (such holding periods, the “Director Initial Grant Holding Period” and the “Director Annual Grant Holding Period” respectively).
Election to Receive Equity in Lieu of Cash Retainer. Each non-employee director may elect to receive fully vested shares of our Class A common stock in lieu of his or her annual cash compensation. Such shares are issued on a quarterly basis, in arrears, and the number of such shares is calculated by dividing (1) the aggregate amount of cash compensation otherwise payable to such director by (2) the closing sale price per share of the Class A common stock on the last day of the fiscal quarter in which the service occurred, rounded down to the nearest whole share.
DIRECTORS’ DEFERRED COMPENSATION PLAN
Pursuant to our Directors’ Deferred Compensation Plan, our non-employee directors may elect to defer a set percentage of their cash and/or equity compensation. Deferred cash compensation is credited to a non-interest-bearing cash account or a stock account, at the director’s election. Deferred equity compensation is credited on a one-to-one basis to a stock unit account. Stock unit accounts represent the right to receive shares of our Class A common stock, with the number of shares credited to stock accounts for deferred cash compensation calculated by dividing (1) the aggregate amount of cash compensation deferred by the director by (2) the closing sales price per share of the Class A common stock on the deferral date. All deferred amounts are payable in a lump sum on the earliest to occur of the director’s termination of service, the director’s death, a change in control, as defined in the Directors’ Deferred Compensation Plan, or, if elected by the director, a fixed payment date.

2023 Proxy Statement	23	Asana

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL YEAR 2023
The following tables provide information regarding the total compensation that was earned by each of our non-employee directors in our fiscal year ended January 31, 2023.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Krista Anderson-Copperman(3)(4)	23,473	350,000	373,473
Sydney Carey(5)	66,000	175,000	241,000
Matthew Cohler(6)	33,750	175,000	208,750
Adam D’Angelo(7)	36,648	175,000	211,648
Andrew Lindsay(8)	52,908	175,000	227,908
Lorrie Norrington(9)	73,847	175,000	248,847
Justin Rosenstein(10)	30,000	175,000	205,000
Amit Singh(11)	41,352	175,000	216,352
(1)This column represents the amount of all fees earned or paid in cash for services as a director.
(2)Amounts reported represent the aggregate grant date fair value of stock awards granted to our directors during the fiscal year ended January 31, 2023 under our 2020 Equity Incentive Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. This amount does not reflect the actual economic value that may be realized by the non-employee director.
(3)Ms. Anderson-Copperman was appointed to our Board of Directors effective July 15, 2022 and appointed to the Compensation Committee and the Audit Committee of the Board on August 24, 2022. Ms. Anderson-Copperman received pro rata fees for her service to our Board of Directors and committees for fiscal year 2023.
(4)As of January 31, 2023, Ms. Anderson-Copperman held 19,662 shares of our Class A common stock subject to unvested RSUs that will vest (a) in equal annual installments over a three-year period such that the grant will be fully vested on the third anniversary of the date of grant or (b) in full upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan). Upon vesting, the shares will be subject to the Director Initial Grant Holding Period.
(5)As of January 31, 2023, Ms. Carey held the following outstanding equity awards: (a) 6,250 unvested shares of our Class A common stock from her prior early exercise of stock options; (b) 14,537 shares of our Class A common stock subject to vested RSUs that remain subject to the Director Annual Grant Holding Period and therefore have not yet been delivered to Ms. Carey; and (c) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period.
(6)As of January 31, 2023, Mr. Cohler held the following outstanding equity awards: (a) 14,537 shares of our Class A common stock subject to vested RSUs that remain subject to the Director Annual Grant Holding Period and therefore have not yet been delivered to Mr. Cohler and (b) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period.
(7)As of January 31, 2023, Mr. D’Angelo’s outstanding equity award holdings consisted of (a) 3,782 shares of our Class A common stock subject to vested RSUs that remain subject to the Director Annual Grant Holding Period and therefore have not yet been delivered to Mr. D’Angelo and (b) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period.
(8)As of January 31, 2023, Mr. Lindsay’s outstanding equity award holdings consisted of: (a) 5,271 shares of our Class A common stock subject to unvested RSUs that will vest (i) in equal annual installments over a three-year period such that the grant will be fully vested on the third anniversary of the date of grant or (ii) in full upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, the shares will be subject to the Director Initial Grant Holding Period and (b) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period.
(9)As of January 31, 2023, Ms. Norrington held the following outstanding equity awards: (a) 6,250 unvested shares of our Class A common stock from her prior early exercise of stock options; (b) 14,537 shares of our Class A common stock subject to vested RSUs that remain subject to the Director Annual Grant Holding Period and therefore have not yet been delivered to Ms. Norrington; and (c) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period. Pursuant to the Directors’ Deferred Compensation Plan, Ms. Norrington elected to defer receipt of (a) all of her director fees earned on or after January 1, 2021 and (b) all of her equity compensation earned on or after January 1, 2021 pursuant to our Non-Employee Director Compensation Policy.

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(10)As of January 31, 2023, Mr. Rosenstein held the following outstanding equity awards: (a) 14,537 shares of our Class A common stock subject to vested RSUs that remain subject to the Director Annual Grant Holding Period and therefore have not yet been delivered to Mr. Rosenstein; (b) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period; and (c) 575,984 shares of our Class A common stock issuable upon the exercise of stock options.
(11)As of January 31, 2023, Mr. Singh’s outstanding equity award holdings consisted of: (a) 2,732 shares of our Class A common stock subject to unvested RSUs that will vest (i) in equal annual installments over a three-year period such that the grant will be fully vested on the third anniversary of the date of grant or (ii) in full upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Initial Grant Holding Period; and (b) 9,684 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period. Pursuant to the Directors’ Deferred Compensation Plan, Mr. Singh elected to defer receipt of (a) all of his director fees earned on or after January 1, 2022 and (b) all of his equity compensation earned on or after January 1, 2022 pursuant to our Non-Employee Director Compensation Policy.
The following table shows the amount of cash compensation earned during fiscal year 2023 that each director elected to receive in shares of our Class A common stock (rounded to the nearest whole dollar) and the number of shares received, excluding adjustments for dividend equivalents.

Director	Cash Fees Paid in Class A Common Stock at Director’s Election ($)(1)	Number of Shares of Class A Common Stock Received in Lieu of Cash(1)

Krista Anderson-Copperman	11,500	741
Sydney Carey	66,000	3,321
Matthew Cohler	33,750	1,688
Adam D’Angelo	36,648	1,823
Andrew Lindsay	—	—
Lorrie Norrington(2)	73,847	3,725
Justin Rosenstein	—	—
Amit Singh(3)	41,352	2,098
(1)The number of shares of our Class A common stock received in lieu of cash was calculated based on the closing price of a share of our Class A common stock on (a) April 29, 2022 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the first quarter of fiscal year 2023, (b) July 29, 2022 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the second quarter of fiscal year 2023, (c) October 31, 2022 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the third quarter of fiscal year 2023, and (d) January 31, 2023 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the fourth quarter of fiscal year 2023.
(2)Pursuant to the Directors’ Deferred Compensation Plan, Ms. Norrington elected to defer receipt of all of her director fees earned on or after January 1, 2021, including 3,725 shares of our Class A common stock issuable to Ms. Norrington in lieu of cash fees earned in fiscal year 2023 pursuant to our Non-Employee Director Compensation Policy.
(3)Pursuant to the Directors’ Deferred Compensation Plan, Mr. Singh elected to defer receipt of all of his director fees earned on or after January 1, 2022, including 2,098 shares of our Class A common stock issuable to Mr. Singh in lieu of cash fees earned in fiscal year 2023 pursuant to our Non-Employee Director Compensation Policy.
Mr. Moskovitz, our Chief Executive Officer, is also a director but does not receive any compensation for his service as a director. See the section titled “Executive Compensation” for additional information about the compensation paid to Mr. Moskovitz.

2023 Proxy Statement	25	Asana

Corporate Responsibility and Sustainability
At Asana, our mission is to help humanity thrive by enabling the world’s teams to work together effortlessly. That starts with co-creating a thriving company culture that is committed to clarity, diversity, inclusion and belonging, and employee growth.
We’ve designed our culture with the same care and intentionality that we’ve invested in designing our product. And we invest deeply in hiring and developing mission-driven, values-aligned, and talented team members. These efforts support employee engagement, drive business results, and ultimately, enable us to achieve our mission.
Like all companies, we intend to create great returns for our stockholders. That outcome, however, is a byproduct and catalyst of our ultimate purpose: the fulfillment of our mission. We are also deeply committed to benefiting all our stakeholders: our customers, our employees, our partners, our communities, the environment, and humanity. Asana’s founders, Dustin Moskovitz and Justin Rosenstein, are individually Asana’s largest stockholders. Both Mr. Moskovitz and Mr. Rosenstein have pledged to use 100% of the value of their Asana equity for philanthropic purposes.
We built Asana because the work people do together matters. From curing diseases and developing clean energy to building local schools and creating global movements, progress depends on teamwork. This is why it’s mission-critical that our company culture enables employees to do their most impactful work as effortlessly as possible, so we can empower even more of the world’s organizations to achieve their own missions.
Our Mindful Culture
We aim to be the change we want to see in the workplace. This strategy makes us a better company and contributes to the type of culture we want to work in: inclusive, dynamic, and engaging. From the very beginning, we’ve been intentional about how we build our culture at Asana, and our company values are its foundation. They guide us on how we show up and work together so we can achieve our mission. Particularly during this time of global workplace transformation, it’s critical to have a north star that guides our work as we scale, which we believe will ultimately help us to achieve our mission. Our values help us make it happen.

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We believe that the investments we make in our company culture help to fuel our business success. On Glassdoor, we’ve consistently had an overall score of greater than 4.5 out of 5 and greater than 90% for our ratings of “CEO Approval” and “Recommend to a Friend”. Our focus on building an inclusive, dynamic, and engaging company culture has led to global recognition, as evidenced by the following awards:
•Great Place to Work and Fortune Best Workplaces in the Bay Area 2022 for the sixth year in a row, debuting at #18 for our first year in the large company category;
•Great Place to Work and Fortune Best Workplaces for Millennials 2022 #9 for the fifth year in a row;
•Great Place to Work and Fortune Best Workplaces in Technology 2022 for the fifth year in a row, debuting at #21 for our first year in the large company category;
•Great Place to Work and Fortune Best Workplaces 2022 #9 for Women for the fifth year in a row;
•Great Place to Work and Fortune Best Workplaces for Parents 2022 for the third year in a row, #22 out of 70 and for the first time in the large company category;
•An Inc. Best Workplaces 2022 for the fifth year in a row; and
•Glassdoor Best Places to Work 2023 #63.
These achievements are a testament to the value we place on ensuring that Asana employees are connected to our mission and enable us to attract and retain top talent globally.

We focus on impact and results at Asana. We bring our culture to life in the following ways to enable our employees to do their most impactful work as effortlessly as possible.

•GROWTH AND IMPACT: We invest deeply in employee growth and impact, from onboarding to ongoing learning and development opportunities. Asana employees have clarity from day one on how to increase their impact through our team success guides, participate in Growth & Impact conversations annually, along with quarterly check-ins, and give and receive peer feedback regularly through our Anytime Feedback program. We also provide conscious leadership training for all employees and offer coaching with licensed coaches six times a year for individual contributors and nine times a year for managers. Career growth today isn’t always linear, which is why we believe in giving employees multiple pathways and opportunities to make an impact and further their professional development at Asana. Our Areas of Responsibility (AOR) system empowers employees to take ownership and responsibility over parts of the business, giving them exposure to new opportunities and cross-functional teams.
•CLARITY: We believe that clarity and transparency in the workplace requires both great technology and a company culture grounded in openness. At quarterly All Hands meetings and monthly Q&As, the leadership team speaks openly about the state of the company, sharing financial information, growth metrics, and news. We communicate annual high-level priorities company-wide so every employee at Asana understands our shared objectives and how their day-to-day work contributes to achieving those goals, and ultimately, our mission. Keeping employees in the

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY
know at every step of the way builds ongoing trust and confidence in our leadership and company. Many leaders at Asana also hold regular Office Hours. Every employee at Asana can access a shared Office Hours calendar and schedule a 15- or 30-minute meeting with leaders across the company, including our CEO. This practice gives employees a unique and powerful opportunity to directly connect with company leaders and discuss topics that are important to them.
•CO-CREATION: Just as we continuously improve the Asana product, we believe in continuously improving and co-creating our culture. Every year, we conduct two company-wide engagement surveys to gain insight into how employees are experiencing life at Asana. These surveys help us surface areas that need improvement, which we call “culture bugs,” and we use survey feedback to co-create plans to address those bugs to improve and strengthen our culture. Our Voice of the Employee committee, which includes leaders from across the company, regularly leverages employee feedback as well as data from engagement surveys, to ensure that leaders and managers are aware of the issues that are top of mind for employees and taking the appropriate steps to address them. In our most recent global employee engagement survey, 80% of our employees indicated they would recommend Asana as a great place to work and 80% reported feeling an overall sense of belonging.
Our Approach to ESG
In 2021, we completed our first materiality assessment, designed to identify environmental, social and governance (ESG) topics of greatest significance to Asana’s business and stakeholders. In fiscal year 2023, we engaged with our stakeholders - including employees, customers, and investors, to uncover and incorporate evolving stakeholder views, emerging opportunities and unfolding global trends into our materiality assessment. This assessment enables us to prioritize our ESG topics of focus and informs our ESG roadmap development. The results of the assessment are disclosed in our annual ESG report, which is available at https://asana.com/esg.
Diversity, Inclusion, and Belonging
We believe that by creating an environment where diversity can thrive, we are better positioned to achieve our mission. Investing in diversity and inclusion programs helps ensure that every employee at Asana can thrive and feel a sense of belonging in order to achieve their best work. It also enables us to better understand and serve the needs of our diverse customer base.
DIB Policies and Programs. Since establishing a dedicated diversity, inclusion, and belonging (DIB) function in 2015, we have incorporated DIB into our policies, programs, and educational initiatives at Asana. These activities are aligned under three pillars:
•Build: To cultivate a culture that’s best for all employees, we start with a strong foundation of support and resources for everyone to be successful. This includes a comprehensive DIB onboarding curriculum for new employees, mandatory anti-harassment training, bias awareness training, psychological safety workshops for managers and individual contributors, and inclusive leadership training for managers. We also provide benefits for parents and caregivers, including 16 weeks of paid parental leave for all parents and free access to Cleo, a family benefit program, to support global employees on all paths to parenthood.
•Recruit: At Asana, hiring and developing talent from underrepresented groups and backgrounds is a shared responsibility. We have established representation goals related to race/ethnicity and gender across all of our functions. To achieve those goals, we focus on dedicated outreach to candidates from underrepresented communities and partner with organizations such as Techqueria, Afrotech, Year Up, and The Marcy Lab School. In 2018, we launched AsanaUP, an apprenticeship program that provides a pathway to roles at Asana for individuals from non-traditional backgrounds, with an emphasis on engaging individuals from marginalized communities. We also implemented the Inclusivity, Diversity, and Equity for Asana Leadership (IDEAL) Interview Policy in 2020 to

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ensure that at a minimum, for every leadership role, at least one candidate from an underrepresented group and one non-male candidate is interviewed.
•Thrive: Our goal is to create an environment so inclusive that every Asana feels confident about being their best self at work. We foster safe spaces for underrepresented groups and allies at Asana through our support and funding of Employee Resource Groups, or ERGs, each of which are supported by a ERG Lead Sponsor (a senior member of our leadership team): Asanapac, AsanaWomen, AsanaWomen EMEA, Blacsana, Gradient, Raíz, and Team Rainbow. Additionally, we support employee driven communities that provide spaces for parents and caregivers, mental health and wellness, and Asanas with disabilities. We manifest the change we want to see in the world as a regular signatory to Amicus Briefs that support inclusion and equity, including transgender equality, DACA, non-discrimination rights for LGBTQ+ Americans, protection for sanctuary cities in the United States, and reproductive healthcare. We also provide accessible mental health and wellness benefits, from therapy through Modern Health to Amelia mindfulness practices.
Asana Against Racism. As an organization, we do not tolerate racism and hate, and we are working to become actively anti-racist. In June 2020, we launched Asana Acts Against Racism, values-aligned, sustainable actions to evolve and expand new and existing programs that ultimately support representation, inclusion, and equity over the long-term, and exemplify how we want to prioritize an anti-racist culture. This body of work is the culmination of co-creation with Asana employees.
Pay Equity. We partner with a third-party pay equity firm to conduct a regression-based analysis of pay by gender identity globally (where legally allowed to collect this data) and our pay by race/ethnicity in North America two times a year in conjunction with our regular compensation review cycles. We set aside a dedicated salary budget to fund necessary remediations in the event statistically significant, systematic pay gaps are identified in the course of these studies, and regularly share the results of our analyses with our Board, leaders, and employees. We have also intentionally designed our benefits and time off programs to reduce the impact of parenting on women's careers and compensation (such as offering a minimum of 16 weeks of paid parental leave globally, regardless of gender).
DIB Council. In addition to our dedicated DIB team, an internal group of cross-functional stakeholders forms our DIB Council. This includes members of our executive leadership team who provide diverse perspectives to our company-wide DIB initiatives.
DIB Website. Since 2017, we have reported publicly on our company demographics in the following areas: Gender, Race/Ethnicity, Sexual Orientation, Age, and Disability. We collect demographic data through our HR information systems and employees can self-select the data they share on a wide spectrum of markers, including gender identity, race/ethnicity and sexual orientation. For further information on our DIB data and programs, visit our website, https://asana.com/diversity-and-inclusion.
Facilities Management
Achieving our mission to help humanity thrive also means taking full responsibility for our daily impact on the environment through mindful facilities management. We’re taking steps to make our planet safer, cleaner, and more sustainable. Our global headquarters in San Francisco, California, has been built to the LEED program’s exacting environmental standards. Our Dublin office is LEED Platinum certified. We leverage high-efficiency HVAC and lighting systems throughout our offices and partner with sustainable companies to furnish and finish our physical spaces, including the use of carpet made from recycled materials and reupholstering existing furniture for extended life. In spaces that we lease and occupy, we encourage building owners to use renewable energy and when decommissioning offices, we recycle and donate any equipment or fixtures we do not reuse in order to keep those items out of landfills.

2023 Proxy Statement	29	Asana

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
We believe in taking steps to help make our planet safer, cleaner, and more sustainable and we are committed to reducing and reusing materials as a first step towards meeting our waste reduction goals. We also seek partnerships with local vendors for office equipment and supplies to reduce the carbon footprint of shipping and transportation services.
Our global real estate strategy is informed by proximity to public transportation options so that our employees can choose how they want to commute to the office. To encourage the use of public transportation, we offer public transit subsidies for employees. We also offer a monthly bicycle credit for employees who commute on bicycles to the office.
Our culinary team is committed to reducing the environmental impact of our San Francisco headquarters by offering sustainable and responsible food services in our offices. Intentional food planning allows the team to use edible food scraps in creative ways and repurpose leftovers. Additionally, we utilize water dispensers to reduce the consumption of canned and bottled beverages.
We assess our greenhouse gas emissions annually and expect to take further steps to reduce our environmental impact, including through engagement with high-impact suppliers. The results of the assessment are disclosed in our annual ESG report, which is available at https://asana.com/esg.
We are sending our annual report and proxy statement to you electronically when possible to reduce unnecessary paper usage.
Long-Term Stock Exchange
In addition to being listed on the New York Stock Exchange, in August 2021 we became one of the first companies to list our shares on the Long-Term Stock Exchange, or the LTSE. The LTSE is an SEC-registered national securities exchange built for companies focused on long-term thinking. As an LTSE-listed company, we must publish policies that focus on value creation and stockholder engagement over time and commit to the LTSE’s listing principles. Copies of our LTSE Policies are available in the “Governance” section of our Investor Relations website.
Governance
Transparency and accountability are built into Asana’s foundation. They are pillars of our culture and our product, and they underpin every aspect of our business. We strive to provide the same clarity and transparency that our product offers to our ESG Matters. To do so, we have a management-level ESG steering committee and our Nominating and Corporate Governance Committee oversees ESG Matters relevant to us and makes recommendations to management and the Board regarding our goals, strategy, policies, and practices with respect to such ESG Matters.
Privacy and Data Protection
At Asana, we believe privacy and data protection are fundamental in maintaining and building trust with our customers. We take a global approach to how we think about and implement privacy. To that end, we respect data subject rights afforded by the General Data Protection Regulation (GDPR) for all customers and users, not just those located in the European Union.
We also have a Data Protection Officer who is responsible for overseeing compliance with global privacy laws and addressing customer data protection and privacy inquiries. To help our customers meet requirements under GDPR, Japan's Act on the Protection of Personal Information (APPI), and the California Consumer Privacy Act (CCPA), we provide commitments to our customers in our contracts and publicly on our website.
Our customers run their business on Asana. This is why it is essential that their data remains secure against the ever-changing landscape of security threats. We have made—and continue to make—significant investments in our security program, including launching two-factor authentication for our customers.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY
Asana undergoes regular security assessments on every part of our product and infrastructure to identify gaps before others do. We have a public bug bounty and vulnerability disclosure program to provide incentives to security researchers to report security vulnerabilities to us quickly. Asana completes an annual SOC 2 Type II audit and is ISO 27001, ISO 27017, ISO 27018, and ISO 27701 certified, which ensure that our security and privacy programs are running as intended.
Code of Conduct and Ethics
At Asana, we want to make sure that all Asanas not only feel a sense of belonging, but also thrive in a work environment that is ethical and respectful towards employees, candidates, board members, contractors, customers, vendors, and all beings. Simply put, we want all members of the Asana community to do the right thing when interacting with each other and our business. To that end, we adopted a Code of Conduct and Ethics that applies to all of our employees, contractors, officers, and directors. Our Code of Conduct and Ethics contains guidelines for what doing the right thing looks like at Asana, how to conduct our business with the highest standards for integrity and respect, avoiding actual or apparent conflicts of interest, complying with the law and Asana’s policies, and what to do if a potential violation occurs. We also encourage our employees to report suspected policy violations through our anonymous Ethics and Compliance Hotline. Our Code of Conduct and Ethics is available on the Governance Documents portion of our Investor Relations website at https://investors.asana.com/governance/governance-documents.

2023 Proxy Statement	31	Asana

PROPOSAL NO. 1
Election of Directors
Our Board of Directors is currently comprised of nine members. In accordance with our restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Krista Anderson-Copperman, Sydney Carey, and Adam D’Angelo as nominees for election as Class III directors at the Annual Meeting. If elected, each of Mr. D’Angelo and Mses. Anderson-Copperman and Carey will serve as Class III directors until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. Ms. Anderson-Copperman, who will stand for stockholder election for the first time at the Annual Meeting, was recommended as a nominee by a non-management member of our Board. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of Mr. D’Angelo and Mses. Anderson-Copperman and Carey. We expect that each of Mr. D’Angelo and Mses. Anderson-Copperman and Carey will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy and entitled to vote thereon at the Annual Meeting to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

Asana	32	2023 Proxy Statement

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2024. During our fiscal year ended January 31, 2023, PwC served as our independent registered public accounting firm.
Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending January 31, 2024. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of PwC, our Audit Committee may reconsider the appointment.
Audit and Related Fees
The following table presents fees for professional audit services and other services rendered to our company by PwC for our fiscal years ended January 31, 2022 and 2023.

	Fiscal Year
(in thousands)	2023	2022

Audit Fees(1)	$2,809	$2,624
Audit-Related Fees	—	—
Tax Fees(2)	$311	$197
All Other Fees(3)	$5	$3
Total Fees	$3,125	$2,824
(1)Audit Fees consist of professional services provided in connection with the audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements.
(2)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.
(3)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data and permissible advisory services.

2023 Proxy Statement	33	Asana

PROPOSAL 2
Auditor Independence
Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, PwC. Our Audit Committee has determined that the rendering of non-audit services by PwC is compatible with maintaining the independence of PwC.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services rendered by PwC for our fiscal years ended January 31, 2022 and 2023 were pre-approved by our Audit Committee.
Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting and are voted for or against this proposal. Abstentions and broker non-votes will each have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

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Report of the Audit Committee
The Audit Committee is a committee of the Company’s Board of Directors comprised solely of independent directors as required by the listing standards of each of the NYSE and the LTSE as well as the rules and regulations of the Securities and Exchange Commission, or the SEC. The Audit Committee operates under a written charter approved by the Company’s Board of Directors, which is available on the Company’s Investor Relations website at https://investors.asana.com/governance/governance-documents. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, PricewaterhouseCoopers, or PwC, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management and PwC;
•discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received and reviewed the written communication from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Sydney Carey (Chair)
Krista Anderson-Copperman
Andrew Lindsay
Lorrie Norrington
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2023 Proxy Statement	35	Asana

PROPOSAL NO. 3
Advisory Vote on the Compensation of our Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, or the Dodd-Frank Act), we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and operation of our executive officers compensation program. We currently hold our advisory say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay votes at least every six years. We currently expect that the next advisory vote on the frequency of the say-on-pay votes will occur at the 2028 annual meeting of stockholders.
Asana’s named executive officer compensation program is designed to attract, reward and retain the caliber of executive officers needed to ensure our continued growth and progress towards profitability. This vote is not intended to address any specific item of compensation or the compensation of any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement. The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation”, which consists of the Compensation Discussion and Analysis, the Summary Compensation Table, the ancillary compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews the compensation program for our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests, advancement of achieving our mission, and current market practices.
For these reasons, our Board recommends a vote in favor of the following resolution:
“RESOLVED, that the stockholders of Asana, Inc. (the “Company”) approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed in this proxy statement for the 2023 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures.”

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Vote Required
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and our Compensation Committee, which is responsible for designing and overseeing our named executive officer compensation program, value the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our executive officers. Furthermore, Asana’s stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of our Board at any time throughout the year. Approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal that are present in person or by proxy at the Annual Meeting and are voted for or against this proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will each have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

2023 Proxy Statement	37	Asana

Executive Officers
The following table identifies certain information about our executive officers as of March 31, 2023. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Dustin Moskovitz	38	President, Chief Executive Officer, and Chair of the Board
Tim Wan	52	Chief Financial Officer
Eleanor Lacey	55	General Counsel and Corporate Secretary
Anne Raimondi	51	Chief Operating Officer
Dustin Moskovitz. Dustin Moskovitz co-founded Asana and has served as a member of our Board of Directors since December 2008, as our Chief Executive Officer, or CEO, since October 2010, as our President since February 2019, and as our Chair since December 2019. Previously, Mr. Moskovitz served as our Chief Financial Officer from February 2009 to January 2017, and as our Secretary from February 2009 to October 2017. Prior to Asana, Mr. Moskovitz co-founded Facebook, Inc., a social media and networking company, and from February 2004 to November 2008, he served in a variety of senior roles, including Chief Technology Officer and Vice President of Engineering. Mr. Moskovitz attended Harvard University where he studied economics.
Tim Wan. Tim Wan has served as our Chief Financial Officer since January 2017, and he previously served as our Secretary from May 2018 to September 2019. Prior to joining Asana, Mr. Wan served as the Chief Financial Officer of Apigee Corporation, an API platform technology company, from March 2015 to January 2017. From June 2000 to February 2015, Mr. Wan served in a variety of senior roles at RealNetworks, Inc., a digital media and applications company, including as Senior Vice President, Chief Financial Officer, and Treasurer from April 2012 to February 2015, Vice President, Finance from September 2009 to April 2012, and various leadership positions from June 2000 to August 2009. Additionally, Mr. Wan has served on the board of directors of RealNetworks, Inc. since December 2019. Mr. Wan holds a B.A. in economics from the University of California, Los Angeles and an M.B.A. from the University of Southern California.
Eleanor Lacey. Eleanor Lacey has served as our General Counsel since July 2019 and as our Corporate Secretary since September 2019. Prior to joining Asana, from November 2016 to July 2019, Ms. Lacey was with Sophos, Inc., an affiliated entity of Sophos Group plc, a security software and hardware company, most recently serving as Executive Vice President and Chief Legal Officer, and served as Group Company Secretary at Sophos Group plc. From July 2012 to November 2016, Ms. Lacey led the legal department of SurveyMonkey, Inc., an affiliated entity of Momentive, a SaaS software company, serving as Vice President, General Counsel, and Corporate Secretary from July 2012 to August 2016, and as Senior Vice President, General Counsel, and Corporate Secretary from August 2016 to November 2016. Ms. Lacey holds a B.A. in English literature and history from the University of Massachusetts, Amherst and a J.D. from Yale Law School.

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EXECUTIVE OFFICERS
Anne Raimondi. Anne Raimondi has served as our Chief Operating Officer since August 2021. Previously, Ms. Raimondi served as a member of our Board of Directors from February 2019 to August 2021, including service as our Lead Independent Director from December 2019 to August 2021. Ms. Raimondi served as the Chief Customer Officer of Guru Technologies, Inc., a knowledge management solution company, from May 2019 through January 2021 and recently joined its board of directors as an independent director in February 2021. Prior to joining Guru, from August 2013 to November 2017, Ms. Raimondi served several roles at Zendesk, Inc., a customer service platform provider, including as Senior Vice President, Strategy, Senior Vice President, Operations, and Vice President, People Operations. Ms. Raimondi currently also serves on the boards of Gusto, Inc. and Patreon, Inc., both of which are privately-held corporations, and has previously served on the board of directors of several other companies, including SendGrid, Inc. from February 2018 to February 2019, and Bloc, Inc. from June 2017 to April 2018. Ms. Raimondi holds a B.A. in economics and sociology and an M.B.A. from Stanford University.

2023 Proxy Statement	39	Asana

Executive Compensation
Compensation Discussion and Analysis
INTRODUCTION
This Compensation Discussion & Analysis, or CD&A, explains our executive compensation program for our named executive officers for the fiscal year ended January 31, 2023, each of whom is identified in the table below. This CD&A also describes our Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended January 31, 2023.

Named Executive Officer	Position

Dustin Moskovitz	President and Chief Executive Officer
Tim Wan	Chief Financial Officer
Eleanor Lacey	General Counsel and Corporate Secretary
Anne Raimondi	Chief Operating Officer
Executive Summary
A Summary of our Company
Our mission is to help humanity thrive by enabling the world’s teams to work together effortlessly.
Asana is a work management platform that helps teams orchestrate work, from daily tasks to cross-functional strategic initiatives. Over 139,000 paying customers use Asana to manage everything from product launches to marketing campaigns to organization-wide goal setting. Our platform adds structure to unstructured work, creating clarity, transparency, and accountability to everyone within an organization—individuals, team leads, and executives—so they understand exactly who is doing what by when.
Our Business Performance in Fiscal Year 2023
We delivered strong business results in fiscal year 2023 that resulted in revenues of $547.2 million and 45% growth year over year, driven by our continued success serving enterprise customers and showing meaningful progress towards profitability. Every year, we define company-wide objectives in order to drive alignment, help us focus, and rally together toward ambitious goals. For fiscal 2023, we set companywide objectives that captured our most critical financial, customer, product, operational, and people-related goals, which we evaluated our performance against throughout the course of the year. On November 15, 2022, we announced a reduction in our global workforce by approximately 9% to improve operational efficiencies and operating costs and better align our team with these company-wide objectives including current business needs, top strategic priorities, and key growth opportunities. While the current macroenvironment is challenging and may continue for the near term, we are encouraged by the future of work that we’re building at Asana, where every organization can work from a shared system driving clarity and accountability powered by the Asana Work Graph.

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EXECUTIVE COMPENSATION
Our Stockholder Return Performance
Asana’s stockholder return in fiscal year 2023 was -71%. From our direct listing in September 2020 through the last day of fiscal year 2023, Asana’s stockholder return was -43%.
Key Compensation Decisions and Actions
Our Compensation Committee regularly reviews and considers the elements of our compensation program and makes determinations about appropriate adjustments. In fiscal year 2023, our Compensation Committee's actions included:
CEO Compensation: Mr. Moskovitz previously requested that our Compensation Committee provide him with no cash or equity compensation except for an annual base salary of $1. Our Compensation Committee evaluated Mr. Moskovitz's request and, in light of his significant ownership position, determined that his financial incentives are strongly aligned with long-term stockholder value, and therefore approved Mr. Moskovitz's request. Our Compensation Committee conducts an annual assessment of the compensation of all NEOs, including Mr. Moskovitz.
Adjusted Base Salary and RSU Awards for Tenured Executives: In fiscal year 2023, our Compensation Committee completed our three-year plan to enhance the competitiveness of our executive compensation program. Our Compensation Committee increased base salaries to be more aligned with our public company peers, and made restricted stock unit, or RSU, awards to executives. These actions were approved in March 2022, following two prior meetings during which our Compensation Committee reviewed competitive market data presented by Compensia, an independent consultant to the Committee, and reviewed the performance results of Asana and each executive officer over the prior fiscal year. The Compensation Committee reviewed the Company’s leadership succession plan at the same time.
Key Compensation Governance Policies and Practices
We also believe the following policies and practices within our executive compensation program promote sound compensation governance and are in the best interests of our stockholders and executive officers:

What We Do		What We Don’t Do
☑	Provide a majority of compensation in long-term incentives that have multi-year vesting and holding requirements	☒	No tax gross-ups in connection with payments and benefits upon a change in control of Asana
☑	Engage an independent compensation consultant	☒	No material perquisites
☑	Maintain anti-hedging and anti-pledging policies	☒	No supplemental executive retirement plans or pension plans
☑	Provide for “double-trigger” equity award vesting and severance payments and benefits upon a change in control of Asana	☒	No stock option or stock appreciation rights granted below fair market value of our common stock on the date of grant
☑	Design our compensation program to discourage excessive risk-taking	☒	No repricing or exchange of underwater stock options without stockholder approval

2023 Proxy Statement	41	Asana

EXECUTIVE COMPENSATION
Our Approach to Executive Compensation
Executive Compensation Philosophy, Objectives and Design
Asana’s executive compensation philosophy is to employ market-competitive compensation programs that reward our executive officers fairly and consistently relative to one another and to the broader employee population, and that promote Asana’s cohesive, collaborative culture.
Our executive compensation program aims to achieve the following primary objectives:
•attract, retain, and reward world-class talent that is motivated by our mission;
•position ourselves strongly against our compensation peers to attract and retain top talent and ensure the competitiveness of our pay packages;
•align the interests of our executive officers with long-term decision-making and minimize incentives for short-term decision-making;
•reflect simplicity as appropriate to promote understanding concerning pay among executives and stockholders; and
•align our executive officers’ interests with those of our long-term stockholders.
Timing of Executive Compensation Decisions
Our annual executive compensation review and adjustments typically occur in the first quarter of the fiscal year. Our Compensation Committee reviews business and individual performance from the prior fiscal year in determining salary adjustments and RSU awards for the current fiscal year.
Elements of Executive Compensation
Our executive compensation program aims to take a holistic approach to compensation and generally consists of, and is intended to strike a balance among, two principal components: base salary and long-term incentive compensation. We do not pay our named executive officers short-term incentive compensation. Instead, a majority of our executive compensation is delivered in the form of long-term incentives. We believe that a compensation structure that focuses on equity value that includes vesting over time, combined with post-vesting holding requirements, aligns with our long-term philosophy. The following chart summarizes the two principal components of our executive compensation program, their objectives, and key features.

Elements	Objectives	Key Features

Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Fixed compensation that is periodically reviewed and adjusted if and when appropriate, based on a number of factors (including individual performance and our overall performance), and by reference, in part, to competitive market data provided by our Compensation Committee’s independent compensation consultant.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executive officers’ interests with stockholder interests and changes in stock value. Attracts highly qualified executive officers and supports our retention strategy.	Long-term incentives in the form of equity awards may be granted as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. The majority of our executive officers’ target total direct compensation is delivered through equity in the form of RSU awards which have holding requirements to encourage long-term decision-making.

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EXECUTIVE COMPENSATION
We also provide our executive officers with severance and change in control related payments and benefits, as well as benefits generally available to all our employees, including retirement benefits under our Section 401(k) plan and participation in various employee health and welfare benefit plans.
HOW WE DETERMINE EXECUTIVE COMPENSATION
Role of Our Compensation Committee, Management and the Board
Our Compensation Committee is appointed by our Board of Directors and has oversight responsibilities related to our compensation and benefit programs, policies, and practices, administration of our equity compensation plans and in setting the compensation of our executive officers, the non-employee members of our Board of Directors, and other senior management, as appropriate.
Our Compensation Committee is primarily responsible for establishing and reviewing our executive compensation strategy. Our Compensation Committee meets periodically throughout the year to, among other responsibilities, review and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary and long-term incentives in the form of equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. Our Compensation Committee does not delegate authority to approve executive officer compensation.
Our Compensation Committee typically reviews base compensation and grants “refresh” equity awards to executive officers annually in the first quarter of the fiscal year, following comprehensive reviews of peer company market practices, company and individual performance results, and succession plan considerations (which are completed in the last quarter of the prior fiscal year). We do not maintain a formal policy regarding the timing of equity awards to our executive officers and may award grants at other times including when an executive officer is hired or promoted and at other times our Compensation Committee determines to be appropriate for retention or other purposes. Our Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.
Under its charter, our Compensation Committee has the authority to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisors. Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and people teams, and considers such information and analyses in determining the structure and amounts of compensation to be paid to our executive officers, including our named executive officers. Our Compensation Committee also considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers, other than himself. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. Our Compensation Committee has final authority to make all compensation decisions.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board of Directors meetings.
Members of management, including our CEO, may attend portions of our Compensation Committee’s meetings; however, our CEO is not present during discussions and decisions regarding his compensation.

2023 Proxy Statement	43	Asana

EXECUTIVE COMPENSATION
Role of Compensation Consultant
During fiscal year 2023, our Compensation Committee retained Compensia as its independent compensation consultant due to Compensia’s extensive analytical and compensation expertise with technology companies. In this capacity, Compensia has advised our Compensation Committee on compensation matters, including executive officer and employee director compensation design and structure. In fiscal year 2023, Compensia assisted with, among other things:
•developing a group of peer companies to use as a reference in making executive compensation decisions;
•conducting an executive competitive market pay analysis, including for our named executive officers;
•analyzing the equity utilization and reserve practices of our peer companies;
•conducting a risk assessment of our executive compensation policies and practices; and
•advising our Compensation Committee on market and industry trends and developments.
Our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation. Compensia makes recommendations to our Compensation Committee but has no authority to make compensation decisions on behalf of our Compensation Committee or the Company. Compensia reports to our Compensation Committee and has direct access to the chairperson and the other members of our Compensation Committee. Beyond data and advice related to executive, equity, and director compensation matters, Compensia did not provide other services to our Company in fiscal year 2023.
Our Compensation Committee has examined whether the work of Compensia as compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with applicable SEC rules. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not raise any conflict of interest pursuant to the independence factors and guidance provided in the Dodd-Frank Act, SEC rules, and NYSE and LTSE listing standards.
Use of Competitive Market Data
Our Compensation Committee believes that it is important when making compensation decisions to be informed regarding current practices of comparable public companies with which we compete for top talent. To this end, our Compensation Committee works annually with Compensia to review and revise the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. Our Compensation Committee believes that the competitive market data provided by Compensia, along with other factors, is an important reference point when setting compensation for our executive officers, including our named executive officers because competition for executive talent is very intense in our industry and the retention of our talented leadership team is critical to our success.
Fiscal Year 2023 Compensation Peer Group
In August 2021, Compensia proposed, and our Compensation Committee approved, a group of companies that would be appropriate peers for fiscal year 2023 compensation decisions, based on the following criteria:
•Industry: software-related companies with a focus on companies providing software as a service (SAAS).
•Market capitalization: approximately 0.3x to 3x of our market capitalization.
•Revenues: approximately 0.5x to 2.5x of our revenues over the trailing four quarters.

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EXECUTIVE COMPENSATION
At the time, our trailing four quarter revenue was $256 million, and our 30-day average market capitalization was approximately $13 billion. Using the above criteria collectively, the following 19 companies were identified as appropriately sized for our peer group by our Compensation Committee for the purpose of informing executive pay decisions for fiscal year 2023:

Alteryx	Anaplan	AppFolio	Avalara	Bill.com Holdings
Cloudflare	Cornerstone OnDemand	Coupa Software	Dynatrace	Elastic N.V.
Fastly	Five9	Medallia	Okta	PagerDuty
SailPoint Technologies Holdings	Smartsheet	ZoomInfo Technologies	Zscaler
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, relying on the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; rather, our Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, our Compensation Committee generally takes into consideration the following factors:
•Company performance and existing business needs;
•Asana's culture and values;
•Each named executive officer's individual performance, scope of job function and criticality of his or her skill set;
•The Compensation Committee's independent judgment;
•The need to attract new talent and retain existing talent in a highly competitive industry;
•Each named executive officer's current outstanding equity holdings, equity ownership and total compensation;
•Our CEO's recommendations (including his request to not personally receive compensation);
•Aggregate compensation cost and impact on stockholder dilution;
•Internal pay equity;
•Market and peer data provided by Compensia;
•Survey data from Radford; and
•Recommendations from Compensia, the Compensation Committee’s compensation consultant.
FISCAL YEAR 2023 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The annual base salaries of our named executive officers for fiscal year 2023 are listed in the table below. Because of our focus on compensation that emphasizes long-term decision-making and our corresponding choice not to use short-term incentives, the base salaries of our executive officers are generally set to be competitive with target total cash compensation (the sum of base salary and short-term incentive opportunities) available at the companies in our compensation peer group.

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EXECUTIVE COMPENSATION

Named Executive Officer	Fiscal Year 2022 Base Salary (effective March 1, 2021 to February 28, 2022)	Fiscal Year 2023 Base Salary (effective March 1, 2022)	Percentage Increase in Base Salary from Fiscal Year 2022 to Fiscal Year 2023

Dustin Moskovitz President & Chief Executive Officer	$1	$1	—
Tim Wan Chief Financial Officer	$670,000	$710,000	6%
Eleanor Lacey General Counsel and Corporate Secretary	$495,000	$525,000	6%
Anne Raimondi Chief Operating Officer	$700,000 (effective 8/30/21)	$750,000	7%
Equity Awards
Since our direct listing, we have granted equity compensation to our executive officers primarily in the form of RSU awards under our 2020 Equity Incentive Plan, and all equity awards granted to our named executive officers in fiscal year 2023 consisted of RSU awards. All RSU awards granted to our executive officers have a mandatory holding period following vesting in alignment with our long-term management approach (one year for new-hire grants and two years for refresh equity awards). The holding period is also enforced following a termination of employment, which supports successful leadership handoffs and long-term thinking.
In fiscal year 2023, our Compensation Committee approved a one-time grant of RSUs with a 2-year vesting schedule in addition to our annual RSU awards. These special awards were designed to mitigate retention concerns created by high stock price volatility concurrent with an extremely tight labor market.
Our Compensation Committee believes that RSU awards with holding requirements after vesting align our named executive officers’ interests with those of our stockholders by providing a return directly in line with our stock price and minimize any incentive for short-term risk-taking at the expense of realizing long-term value. Our RSU awards are designed to encourage retention, promote long-term decision-making, minimize dilution to stockholders by utilizing fewer shares than equivalently valued stock options, and are designed to provide competitive market value for our equity awards.
The equity awards granted to each of our named executive officers during fiscal year 2023 are set forth in the table below. The shares subject to each Annual RSU award granted to executive officers vest over four years in quarterly installments measured from March 20, 2022, subject to the named executive officer’s continuous service through each applicable vesting date. The shares are also subject to a two-year required holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (1) the second anniversary of the applicable vesting date or (2) a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, or the Code. The two-year holding period applies even after a termination of employment. The shares subject to each Retention RSU award granted to executive officers vest over two years in quarterly installments measured from March 20, 2022, subject to the named executive officer’s continuous service through each applicable vesting date.

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EXECUTIVE COMPENSATION

Named Executive Officer	Type of Grant	Shares (#)	Vesting Schedule	Post-Vesting Holding Period

Dustin Moskovitz	—	—	—	—
Tim Wan	Annual RSUs	90,366	1/16 per quarter from March 20, 2022	2 years
	Retention RSUs	16,983	1/8 per quarter from March 20, 2022	2 years
Eleanor Lacey	Annual RSUs	36,194	1/16 per quarter from March 20, 2022	2 years
	Retention RSUs	6,802	1/8 per quarter from March 20, 2022	2 years
Anne Raimondi	Retention RSUs	70,146	1/8 per quarter from March 20, 2022	1 year
	Annual RSUs	47,729	1/16 per quarter from March 20, 2022	2 years
	Retention RSUs	8,970	1/8 per quarter from March 20, 2022	2 years
The number of shares issuable under each of the RSU awards in the table above was determined by dividing the target grant value of the award by the average closing price of our Class A common stock on the NYSE over a specific trading period prior to the grant date, in order to reduce the impact of daily volatility on compensation decisions, and after applying a discount to reflect the lack of liquidity after vesting due to our mandatory holding period. The grant date fair value of the RSU awards reported in the “Summary Compensation Table for Fiscal Year 2023” and the “Grants of Plan-Based Awards Table for Fiscal Year 2023” below is required to be reported calculated based on our stock price on the grant date, and as a result, such amount may be higher or lower than the target grant value.
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Offer Letters and Employment Agreements
We have entered into employee offer letters with our named executive officers. Each of these provides for at-will employment and sets forth the named executive officer’s annual base salary. In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
Severance and Change in Control Benefits
Each of our named executive officers participates in our Executive Severance and Change in Control Benefit Plan, or the executive severance plan. The terms of the executive severance plan are described under the subsection entitled “Employment, Severance, and Change of Control Arrangements—Executive Severance Plan.”
Given the nature of the technology industry and the range of strategic initiatives we may explore, our Compensation Committee believes the executive severance plan is an essential element of our compensation program and assists us in recruiting, retaining and developing key management talent. Our Compensation Committee also believes the “double-trigger” severance payments and benefits are important from a retention perspective to provide assurance to our executive officers who might be terminated following a change in control of the Company and that the amounts are reasonable and maintain the competitiveness of our executive compensation program. Further, our Compensation Committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with a potential or actual change in control. Such payments protect the interests of our stockholders by enhancing executive focus during potential change in control activity, retaining executive officers despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executive officers responsible for negotiating potential transactions to do so with independence and objectivity.

2023 Proxy Statement	47	Asana

EXECUTIVE COMPENSATION
We do not have any agreements with our named executive officers guaranteeing any tax gross-up payments on severance or change in control payments or benefits.
401(k) Plan, ESPP, Other Employee Benefits
We maintain a Section 401(k) retirement savings plan, or the 401(k) Plan, that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer compensation up to certain limits provided in the Code and in IRS notices. Currently, we do not make matching contributions or discretionary contributions to the 401(k) Plan accounts of participating employees. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, any contributions and earnings on those amounts are generally not taxable to a participating employee until withdrawn or distributed from the 401(k) Plan.
We also offer our employees, including our named executive officers (other than Mr. Moskovitz who is not eligible due to his ownership in the Company), the opportunity to purchase shares of our common stock at a discount under our 2020 Employee Stock Purchase Plan, or ESPP. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to 15% of the participant’s earnings (as defined in the ESPP) for that year to purchase our Class A common stock at up to a 15% discount to the market price, subject to specified limits (including a maximum purchase of $25,000 per year as provided in the ESPP).
In addition, we provide other employee benefits to our named executive officers on the same basis as our other full-time employees in the U.S. These benefits include, but are not limited to, medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our executive officers, including our named executive officers.
Any practices and policies with respect to perquisites or other personal benefits to our executive officers are subject to review and approval by our Compensation Committee.
Pension Benefits
Other than with respect to our 401(k) Plan, our U.S. employees, including our named executive officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
TAX AND ACCOUNTING IMPLICATIONS
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.

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EXECUTIVE COMPENSATION
Deductibility of Executive Compensation
Under Section 162(m) of the Code, or Section 162(m), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
OTHER COMPENSATION POLICIES AND PRACTICES
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our employees, including our executive officers and the non-employee members of our Board of Directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock; pledging our securities as collateral for loans; and holding Company securities in margin accounts.
Rule 10b5-1 Trading Plans
Our executive officers and directors may conduct purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis pursuant to a set of pre-arranged instructions inclusive of a mandatory cooling off period. The broker then executes the trades pursuant to the terms of the plan.
Compensation Risk Assessment
Our Compensation Committee reviews our compensation program, including compensation levels, designs, practices and policies, to understand if there are any areas that are likely to promote excessive risk-taking or create risks that could have a material adverse effect on the Company. Based on the review, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices, our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following features are noted as strong mitigating features:
•we provide a balance of fixed and performance-based compensation;
•our long-term incentive awards vest over time, generally over four years;
•our long-term incentive awards to our executive officers are subject to a two-year holding period after vesting;
•we have a prohibition on hedging and pledging of our common stock;
•we have an independent Compensation Committee; and
•our Compensation Committee engages an independent compensation consultant.
STOCKHOLDER ENGAGEMENT AND ADVISORY VOTE ON EXECUTIVE COMPENSATION
We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. Specific to our 2022 Say on Pay results, 99% of the votes cast were voted “FOR” approval of our executive compensation proposal (excluding broker non-votes). Our Compensation Committee considered the result of this vote, believes that it affirms our stockholders’ support for our approach to executive compensation and concluded that no specific changes to our executive compensation policies were warranted as a result of the vote.

2023 Proxy Statement	49	Asana

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Year 2023
The following table presents all of the compensation, rounded to the nearest whole dollar, awarded to or earned by or paid to our named executive officers during the fiscal years ended January 31, 2023, January 31, 2022, and January 31, 2021, with respect to each named executive officer’s service in their respective roles.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Dustin Moskovitz President & Chief Executive Officer	2023	1	—	—	—	—	1
	2022	1	—	—	—	—	1
	2021	1	—	—	—	—	1
Tim Wan Chief Financial Officer	2023	706,667	3,749,507	—	—	—	4,456,174
	2022	660,083	3,829,170	—	—	—	4,489,253
	2021	534,250	2,130,600	—	—	—	2,664,850
Eleanor Lacey General Counsel & Corporate Secretary	2023	522,500	1,501,775	—	—	—	2,024,275
	2022	494,083	1,440,330	—	—	—	1,934,413
	2021	472,833	830,800	—	—	—	1,303,633
Anne Raimondi Chief Operating Officer	2023	745,833	3,280,199	—	—	—	4,026,032
	2022	297,051	23,880,564(2)	—	—	—	24,177,615
(1)Amounts reported represent the aggregate grant date fair value of stock awards and stock options granted in each respective fiscal year as determined in accordance with ASC Topic 718. The assumptions used to calculate the grant date value of stock awards and stock options are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. These amounts do not reflect the actual economic value that may be realized by our named executive officers upon the vesting or settlement of the equity awards.
(2)Represents (a) $23,670,474 for Ms. Raimondi’s grant of 174,961 RSUs on November 16, 2021 in connection with her appointment as our Chief Operating Officer on August 30, 2021 and (b) $210,090 in stock-based compensation paid to Ms. Raimondi for her service as a non-employee member of our Board prior to her appointment as our Chief Operating Officer. The number of RSUs granted to Ms. Raimondi in connection with her appointment as our Chief Operating Officer on August 30, 2021 was calculated by dividing (i) the target value of $10,410,000 selected by our Compensation Committee by (ii) $59.499, which was the average closing price of our Class A common stock for all trading days in July 2021, the month prior to her hire date ($68.39), less a 13% discount to recognize the lack of liquidity associated with the 1-year mandatory holding period applicable to her award. The value reported here represents the aggregate grant date fair value of the RSUs, which equals the total number of RSUs granted to Ms. Raimondi pursuant to the preceding formula (174,961) multiplied by the closing stock price of one share of our Class A common stock on November 16, 2021 ($135.29). The value reported here does not reflect either (a) the target value selected by our Compensation Committee or (b) the actual economic value that Ms. Raimondi may realize upon vesting and settlement of the RSUs. Since becoming an employee of Asana and resigning her directorship, Ms. Raimondi has not received any additional compensation for her services as a director, though under the terms of her director equity grants she continues to vest in the RSUs that were granted to her in her capacity as a director prior to her appointment as our Chief Operating Officer.

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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table for Fiscal Year 2023

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Dustin Moskovitz	—	—	—
Tim Wan	3/10/2022	90,366(2)	3,434,812
	5/24/2022	16,983(3)	314,695
Eleanor Lacey	3/10/2022	36,194(4)	1,375,734
	5/24/2022	6,802(5)	126,041
Anne Raimondi	3/10/2022	47,729(6)	1,814,179
	5/24/2022	70,146(7)	1,299,805
	5/24/2022	8,970(8)	166,214
(1)The grant date fair value of each equity award is computed in accordance with FASB ASC 718. The amounts reported in this column reflect the accounting cost for these equity awards as of each respective grant date and do not correspond to the actual economic value that may be received by the NEOs upon the vesting or settlement of the equity awards.
(2)The shares subject to the RSU award vest in 16 equal quarterly installments beginning on March 20, 2022 , subject to Mr. Wan's continuous service through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(3)The shares subject to the RSU award vest in 8 equal quarterly installments beginning on March 20, 2022, subject to Mr. Wan's continuous service through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(4)The shares subject to the RSU award vest in 16 equal quarterly installments beginning on March 20, 2022, subject to Ms. Lacey's continuous service through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(5)The shares subject to the RSU award vest in 8 equal quarterly installments beginning on March 20, 2022, subject to Ms. Lacey's continuous service through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(6)The shares subject to the RSU award vest in 16 equal quarterly installments beginning on March 20, 2022, subject to Ms. Raimondi's continuous service through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(7)The shares subject to the RSU award vest in 8 equal quarterly installments beginning on March 20, 2022, subject to Ms. Raimondi's continuous service through each applicable vesting date. Shares are subject to a one-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the first anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(8)The shares subject to the RSU award vest in 8 equal quarterly installments beginning on March 20, 2022, subject to Ms. Raimondi's continuous service through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.

2023 Proxy Statement	51	Asana

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2023
The following table provides information regarding the outstanding exercisable and unexercisable stock options and unvested restricted stock unit awards held by our named executive officers as of January 31, 2023. The market value of the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $15.50, which was the closing market price per share of our Class A common stock on January 31, 2023, the last trading day of fiscal year 2023.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(2)				Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(3) ($)
Name	Grant Date(1)	Exercisable	Unexercisable	Exercise Price ($)	Expiration Date

Dustin Moskovitz	—	—	—	—	—	—	—
Tim Wan	5/3/2017(4)	845,899	—	1.60	5/2/2027	—	—
	4/29/2019(5)	154,730	7,903	3.70	4/28/2029	—	—
	2/27/2020(6)	—	—	—	—	49,688	770,164
	3/2/2021(7)	—	—	—	—	61,313	950,352
	3/10/2022(8)	—	—	—	—	73,423	1,138,057
	5/24/2022(9)	—	—	—	—	10,615	164,533
Eleanor Lacey	7/30/2019(10)	75,000	50,000	4.02	7/29/2029	-	-
	2/27/2020(6)	—	—	—	—	19,375	300,313
	3/2/2021(7)	—	—	—	—	23,063	357,477
	3/10/2022(8)	—	—	—	—	29,408	455,824
	5/24/2022(9)	—	—	—	—	4,252	65,906
Anne Raimondi	11/16/2021(11)	—	—	—	—	100,603	1,559,347
	3/10/2022(8)	—	—	—	—	38,780	601,090
	5/24/2022(12)	—	—	—	—	43,842	679,551
	5/24/2022(9)	—	—	—	—	5,607	86,909
(1)All option and RSU awards listed in this table were granted pursuant to either our Amended and Restated 2012 Stock Plan or our 2020 Equity Incentive Plan and are subject to acceleration of vesting as described in the "Employment, Severance and Change in Control Arrangements" section below.

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(2)All of the outstanding stock options were immediately exercisable as of the date of grant, with any unvested shares acquired on exercise subject to a right of repurchase in favor of us at the original exercise price and which lapses in accordance with the vesting schedule of the related option. Accordingly, the columns and footnotes below reflect the extent to which stock options held by our named executive officers were vested (as opposed to exercisable) as of January 31, 2023.
(3)The amounts represent the number of unvested restricted stock units multiplied by $15.50, which was the closing market price of our Class A common stock on January 31, 2023, the last trading day of fiscal year 2023. These amounts do not reflect the actual economic value that may be realized by our named executive officers upon the vesting or settlement of the equity awards.
(4)One-fourth of the shares subject to the option vested on May 3, 2018 and the remaining shares subject to the option vested in 36 equal monthly installments measured from May 3, 2018, subject to Mr. Wan’s continuous service through each applicable vesting date.
(5)The shares subject to the option vest in 24 equal monthly installments measured from February 1, 2021, subject to Mr. Wan’s continuous service with us through each applicable vesting date.
(6)The shares subject to the RSU award vest in 16 equal quarterly installments beginning on June 20, 2020 subject to continuous service with us through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(7)The shares subject to the RSU award vest in 16 equal quarterly installments beginning on June 20, 2021, subject to continuous service with us through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(8)The shares subject to the RSU award vest in 16 equal quarterly installments beginning on June 20, 2022, subject to continuous service with us through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(9)The shares subject to the RSU award vest in 8 equal quarterly installments beginning on June 20, 2022, subject to continuous service with us through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.
(10)One-fourth of the shares subject to the option vested on July 22, 2020 and the remaining shares subject to the option vest in 36 equal monthly installments measured from July 22, 2020, subject to Ms. Lacey's continuous service with us as of each such vesting date.
(11)Subject to Ms. Raimondi’s continuous service with us, 35% of the shares subject to the RSU award will vest on September 20, 2022, 7.5% of the shares subject to the RSU award will vest in four equal quarterly installments beginning on December 20, 2022, 5% of the shares subject to the RSU award will vest in four equal quarterly installments beginning on December 20, 2023, and 3.75% of the subject to the RSU award will vest in four equal quarterly installments beginning on December 20, 2024. Vested shares subject to the RSU award will be settled as shares of our Class A common stock on the earlier to occur of (a) the first anniversary of the vesting date of such vested RSUs or (b) a “change in control event” within the meaning of Section 409A of the Code.
(12)The shares subject to the RSU award vest in 8 equal quarterly installments beginning on June 20, 2022, subject to continuous service with us through each applicable vesting date. Shares are subject to a one-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the first anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.

2023 Proxy Statement	53	Asana

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table for Fiscal Year 2023

Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise of Options ($)(1)	Number of Shares Acquired on Vesting of Stock Awards (#)	Value Realized on Vesting of Stock Awards ($)(2)

Dustin Moskovitz	—	—	—	—
Tim Wan	20,000	1,183,600	90,311	2,087,277(3)
Eleanor Lacey	48,020	2,079,408	35,086	809,194(4)
Anne Raimondi	—	—	116,756	2,423,135(5)
(1)Amounts below represent the aggregate value realized on exercise of option grants by our NEOs in fiscal year 2023. The value realized on each exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises. Amounts are rounded to the nearest whole dollar.
(2)Amounts below were calculated by: (a) multiplying the number of shares acquired on a given vesting date by the closing price of our Class A common stock on such vesting date and (b) aggregating the value realized upon vesting for all shares or shares underlying RSUs that vested during fiscal year 2023. With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(3)All of Mr. Wan's shares underlying RSUs that vested in fiscal year 2023 are currently subject to a holding period and will not be issued or delivered to Mr. Wan (and are, therefore, not available for sale by Mr. Wan) until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code. The aggregate value of such shares, calculated in accordance with footnote 2 above, is $2,087,277.
(4)All of Ms. Lacey's shares underlying RSUs that vested in fiscal year 2023 are currently subject to a holding period and will not be issued or delivered to Ms. Lacey (and are, therefore, not available for sale by Ms. Lacey) until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code. The aggregate value of such shares, calculated in accordance with footnote 2 above, is $809,194.
(5)Represents vesting of (a) 3,782 shares received as Ms. Raimondi’s Annual Grant for service on the Board in FY22, (b) 100,662 shares of our Class A common stock underlying RSUs, which are currently subject to a holding period and will not be issued or delivered to Ms. Raimondi (and are, therefore, not available for sale by Ms. Raimondi) until the earlier to occur of (i) the first anniversary of the applicable vesting date or (ii) a “change in control event” within the meaning of Section 409A of the Code, and (c) 12,312 shares of our Class A common stock underlying RSUs, which are currently subject to a holding period and will not be issued or delivered to Ms. Raimondi (and are, therefore, not available for sale by Ms. Raimondi) until the earlier to occur of (i) the second anniversary of the applicable vesting date or (ii) a “change in control event” within the meaning of Section 409A of the Code. The aggregate value of such shares, calculated in accordance with footnote 2 above, is $2,423,135.

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EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation Table for Fiscal Year 2023
While we do not maintain a traditional nonqualified deferred compensation plan for our named executive officers, our RSU awards represent nonqualified deferred compensation because they are subject to either a one-year or two-year holding period (as applicable) following each vesting date and the underlying shares will not be issued or delivered to the named executive officers until the earlier to occur of (1) the first or second anniversary (as applicable) of the applicable vesting date or (2) a “change in control event” within the meaning of Section 409A of the Code. The following table provides information regarding the nonqualified deferred compensation of our named executive officers during the fiscal year ended January 31, 2023

Name	Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Dustin Moskovitz	—	—	—	—	—
Tim Wan	2,087,277	—	(687,457)	—	1,399,820
Eleanor Lacey	809,194	—	(265,361)	—	543,833
Anne Raimondi	2,423,135	—	(613,417)	—	1,809,718
(1)Amounts below represent the aggregate value of RSUs that vested in fiscal year 2023 (rounded to the nearest whole dollar) calculated using the product of the number of RSUs vested on a given day and the closing price of one share of our Class A common stock on the vesting date (or the next open trading day as applicable) (such amount, the "Aggregate Vesting Day Value").
(2)With respect to RSUs that vested in fiscal year 2023, amounts below represent the difference between (a) the aggregate value of RSUs that vested in fiscal year 2023 (rounded to the nearest whole dollar) as of the last date of fiscal year 2023 (January 31, 2023) calculated as the product of (x) the number of RSUs vested in fiscal year 2023 and (y) the closing price of one share of our Class A common stock on January 31, 2023 ($15.50) (such amount, the "Aggregate FY End Value") and (b) the Aggregate Vesting Day Value. The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

2023 Proxy Statement	55	Asana

EXECUTIVE COMPENSATION
Employment, Severance, and Change of Control Arrangements
OFFER LETTERS AND EMPLOYMENT AGREEMENTS
In connection with our direct listing in September 2020, we entered into confirmatory offer letters with Mr. Moskovitz, Ms. Lacey, and Mr. Wan. We entered into an offer letter with Ms. Raimondi in August 2021 in connection with her appointment as our Chief Operating Officer. Each of these arrangements provide for at-will employment and generally includes the named executive officer’s base salary at the time of the listing or appointment. In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
EXECUTIVE SEVERANCE PLAN
Our named executive officers and certain other executives and key employees participate in our Executive Severance and Change in Control Benefit Plan, or the executive severance plan. Our executive severance plan provides that upon termination of an eligible participant’s employment with us that is effected by us without “cause,” as defined in the executive severance plan, outside of the change in control period (i.e., the period beginning three months prior to the date on which a “change in control,” as defined in the executive severance plan, becomes effective and ending eighteen months following the effective date of such change in control), an eligible participant will be entitled to receive, subject to, among other things, the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to one-third of the sum of the eligible participant’s (a) annual base salary and (b) target annual bonus (if applicable) for the year in which the termination date occurs, (ii) a lump sum cash payment equal to four months of our contribution towards health insurance premiums, and (iii) accelerated vesting of certain outstanding and unvested time-based vesting equity awards held by such participant that are subject to a time-based cliff vesting period of one year or more, such that a prorated portion of the shares subject to cliff vesting will accelerate (with such proration calculated based on the number of completed months of employment during the applicable cliff vesting period prior to the covered termination divided by the total number of months during the applicable cliff vesting period).
The executive severance plan also provides that if upon (i) a termination of an eligible participant’s employment with us that is effected by us without “cause,” as defined in the executive severance plan or (ii) a resignation by an eligible participant for “good reason,” as defined in the executive severance plan, in either case a “covered termination,” within the change in control period, the eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to, among other things, the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to the sum of the eligible participant’s (a) annual base salary plus (b) target annual bonus (if applicable), (ii) a lump sum cash payment equal to the eligible participant’s prorated target annual bonus for the year of termination (if applicable), (iii) a lump sum cash payment equal to 12 months of our contribution towards health insurance premiums, and (iv) accelerated vesting of certain outstanding and unvested equity awards held by such participant as to the applicable percentage set forth in the table below for each unvested tranche of shares subject to the equity award, with such accelerated vesting based on the number of years between the date of the covered termination and the date such tranche would have otherwise vested; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at target levels specified in the applicable award agreements.

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EXECUTIVE COMPENSATION

Number of Years from Covered Termination Date until the Tranche’s Vesting Date	Tranche’s Vesting Percentage for Named Executive Officers

Fewer than 4 years	100%
4-6 years	50%
Greater than 6 years	25%
The payments and benefits provided under the executive severance plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.
AWARDS GRANTED UNDER 2020 EQUITY INCENTIVE PLAN
In the event of a “corporate transaction,” as defined in our 2020 Equity Incentive Plan, in which the surviving corporation assumes or continues any or all awards outstanding under the 2020 Equity Incentive Plan, or substitutes similar awards for outstanding awards, such awards will continue to vest in accordance with their terms and any applicable employment agreement or severance plan. In the event of a corporate transaction in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards, the vesting schedule of all awards held by our named executive officers that are still employed upon the corporate transaction will be accelerated in full as of a date prior to the effective date of the transaction as determined by the Board. This accelerated vesting structure in the event awards are not assumed or substituted by the surviving company is designed to encourage our executives to remain employed with us through the date of the corporate transaction and to ensure that the equity incentives awarded to our executives are not eliminated by the surviving company.
Potential Payments upon Termination or Change in Control
Each of our named executive officers participates in our executive severance plan as described above. The following table summarizes the estimated payment and benefits that would be provided to our named executive officers in connection with (i) a corporate transaction in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards, (ii) a termination outside of a change in control period, or (iii) a termination within termination both outside and within a change in control period, assuming , in each case, that the applicable triggering event took place on January 31, 2023.

Name	Accelerated Equity Awards ($)	Base Salary + Target Annual Bonus ($)	Health Insurance Premiums ($)

Dustin Moskovitz
Corporate Transaction(1)	0	0	0
Termination outside Change in Control Period(2)	0	0	10,526
Termination within Change in Control Period(3)	0	1	31,577

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EXECUTIVE COMPENSATION

Name	Accelerated Equity Awards ($)	Base Salary + Target Annual Bonus ($)	Health Insurance Premiums ($)

Tim Wan
Corporate Transaction(1)	3,116,360(4)	0	0
Termination outside Change in Control Period(2)	0	236,667	7,174
Termination within Change in Control Period(3)	3,116,360(4)	710,000	21,523
Eleanor Lacey
Corporate Transaction(1)	1,753,519(5)	0	0
Termination outside Change in Control Period(2)	0	175,000	10,526
Termination within Change in Control Period(3)	1,753,519(5)	525,000	31,577
Anne Raimondi
Corporate Transaction(1)	2,926,896(6)	0	0
Termination outside Change in Control Period(2)	0	250,000	10,526
Termination within Change in Control Period(3)	2,926,896(6)	750,000	31,577
(1)Assumes full acceleration of the NEO’s unvested equity awards granted under our 2020 Equity Incentive Plan, as of January 31, 2023 and as a result of a “corporate transaction,” as defined in our 2020 Equity Incentive Plan, in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards. The value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar. Amounts do not include the value of shares of our Class A common stock underlying RSUs that vested prior to January 31, 2023, but remained subject to a holding period. For the value of such shares, please see the section entitled “Nonqualified Deferred Compensation Table for Fiscal Year 2023.
(2)Represents the amounts the NEO would have received pursuant to our executive severance plan in the event of a "Covered Termination" (as defined in our executive severance plan) on January 31, 2023 assuming that such Covered Termination took place outside of a "Change in Control Period" (as defined in our executive severance plan). With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(3)Represents the amounts the NEO would have received pursuant to our executive severance plan in the event of a "Covered Termination" (as defined in our executive severance plan) on January 31, 2023 assuming that such Covered Termination took place during a "Change in Control Period" (as defined in our executive severance plan). With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(4)Assumes full acceleration of Mr. Wan's unvested equity awards as of January 31, 2023. Represents the dollar value of (a) 195,039 shares of our Class A common stock underlying RSUs plus (b) 7,903 shares of our Class A common stock underlying an option. The amount reported was calculated using the closing price of one share of our Class A common stock on January 31, 2023 ($15.50) and is net of any exercise price. The amount reported does not include the value of shares of our Class A common stock underlying Mr. Wan’s RSUs that vested prior to January 31, 2023, but remained subject to a holding period. For the value of such shares, please see the section entitled “Nonqualified Deferred Compensation Table for Fiscal Year 2023.
(5)Assumes full acceleration of Ms. Lacey's unvested equity awards as of January 31, 2023. Represents the dollar value of (a) 76,098 shares of our Class A common stock underlying RSUs plus (b) 50,000 shares of our Class A common stock underlying an option. The amount reported was calculated using the closing price of one share of our Class A common stock on January 31, 2023 ($15.50), and is net of any exercise price. The amount reported does not include the value of shares of our Class A common stock underlying Ms. Lacey’s RSUs that vested prior to January 31, 2023, but remained subject to a holding period. For the value of such shares, please see the section entitled “Nonqualified Deferred Compensation Table for Fiscal Year 2023.
(6)Assumes full acceleration of Ms. Raimondi's unvested equity awards as of January 31, 2023. Represents the dollar value of (a) 188,832 shares of our Class A common stock underlying RSUs that had not vested as of January 31, 2023. The amount reported was calculated using the closing price of one share of our Class A common stock on January 31, 2023 ($15.50). The amount reported does not include the value of shares of our Class A common stock underlying Ms. Raimondi’s RSUs that vested prior to January 31, 2023, but remained subject to a holding period. For the value of such shares, please see the section entitled “Nonqualified Deferred Compensation Table for Fiscal Year 2023.

Asana	58	2023 Proxy Statement

Report of the Compensation Committee
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended January 31, 2023.
Submitted by the Compensation Committee of the Board of Directors:
Amit Singh (Chair)
Krista Anderson-Copperman
Sydney Carey
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

2023 Proxy Statement	59	Asana

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	Class A(2)	27,388,961	$2.96	24,435,006
	Class B	—	—	—
Equity compensation plans not approved by security holders	—	—	—	—
TOTAL	Class A and Class B	27,388,961	$2.96	24,435,006
(1)The weighted-average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(2)Includes the following plans: The 2020 Equity Incentive Plan, the Amended and Restated 2012 Stock Plan, and the ESPP. The shares of our Class A common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Equity Incentive Plan and the Amended and Restated 2012 Stock Plan, will be added back to the shares of our Class A common stock available for issuance under the 2020 Equity Incentive Plan. The Amended and Restated 2012 Stock Plan has been terminated and no further grants will be made under the Amended and Restated 2012 Stock Plan. Our 2020 Equity Incentive Plan provides that on February 1 of each calendar year, starting on February 1, 2021 through February 1, 2030, the number of shares of our Class A common stock reserved for issuance thereunder is automatically increased by a number equal to (i) 5% of the total number of shares of our common stock (both Class A and Class B) outstanding on January 31 of the fiscal year before the date of such automatic increase, or (ii) a lesser number of shares determined by our Board prior to the applicable February 1. Our ESPP provides that on February 1 of each calendar year, starting on February 1, 2021 through February 1, 2030, the number of shares of our Class A common stock reserved for issuance thereunder is automatically increased by a number equal to the lesser of (i) 1% of the total number of shares of our common stock (both Class A and Class B) outstanding on January 31 of the fiscal year before the date of such automatic increase, and (ii) 3,000,000 shares; provided that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii) or that there will be no increase at all. On February 1, 2023, the number of shares of our Class A common stock available for issuance under our 2020 Equity Incentive Plan and our ESPP increased by 10,714,637 shares and 2,142,927 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Asana	60	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information with respect to the beneficial ownership of our capital stock as of March 31, 2023, for:
•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our capital stock on 131,177,024 shares of our Class A common stock and 85,489,359 shares of our Class B common stock outstanding on March 31, 2023. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is:
c/o Asana, Inc.,
633 Folsom Street, Suite 100
San Francisco, California 94107

2023 Proxy Statement	61	Asana

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power†

5% Stockholders
Champlain Investment Partners, LLC(1)	6,726,819	5.1%	—	—	*
The Vanguard Group(2)	7,020,864	5.4%	—	—	*
Directors and Named Executive Officers
Dustin Moskovitz(3)	44,980,765	34.3%	67,410,614	78.9%	71.0%
Eleanor Lacey(4)	159,804	*	—	—	*
Anne Raimondi(5)	51,829	*	—	—	*
Tim Wan(6)	1,452,419	1.1%	—	—	*
Krista Anderson-Copperman(7)	741	*	—	—	*
Sydney Carey(8)	54,727	*	—	—	*
Matthew Cohler(9)	523,639	*	—	—	*
Adam D’Angelo(10)	1,080,933	*	48,410	*	*
Andrew Lindsay(11)	—	—	—	—	*
Lorrie Norrington(12)	83,331	*	—	—	*
Justin Rosenstein(13)	4,180,538	3.2%	17,033,850	19.9%	17.7%
Amit Singh(14)	2,261	*	—	—	*
All directors and executive officers as a group (12 persons)	52,570,987	39.6%	84,492,874	98.8%	88.9%
*    Represents beneficial ownership of less than 1%.
†    Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of our Class A common stock is entitled to one vote per share, and each share of our Class B common stock is entitled to 10 votes per share. Our Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.
(1)Based on information contained in a Schedule 13G (the “Champlain 13G”) filed with the SEC by Champlain Investment Partners, LLC (“Champlain”) on February 13, 2023. According to the Schedule 13G, as of December 31, 2022, Champlain has the sole power to vote or direct the vote of 5,851,259 shares of our Class A common stock and the sole power to dispose or direct the disposition of 6,726,819 shares of our Class A common stock. According to the Schedule 13G, as of December 31, 2022, Champlain beneficially owned 6,726,819 shares of our Class A common stock in the aggregate. The address of Champlain’s principal business office is 180 Battery St., Burlington, Vermont 05401. The Champlain 13G provides information only as of December 31, 2022 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2022 and March 31, 2023.
(2)Based on information contained in a Schedule 13G (the “Vanguard 13G”) filed with the SEC by The Vanguard Group (“Vanguard”) on February 9, 2023. According to the Schedule 13G, as of December 31, 2022, Vanguard has shared power to vote or direct the vote of 121,874 shares of our Class A common stock, shared power to dispose or direct the disposition of 190,122 shares of our Class A common stock, and sole power to dispose or direct the disposition of 6,830,742 shares of our Class A common stock. According to the Schedule 13G, as of December 30, 2022, Vanguard beneficially owned 7,020,864 shares of

Asana	62	2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
our Class A common stock in the aggregate. The address of Vanguard’s principal business office is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard 13G provides information only as of December 30, 2022 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 30, 2022 and March 31, 2023.
(3)Consists of (a) 39,112,803 shares of our Class A common stock and 21,395,830 shares of our Class B common stock held directly by Mr. Moskovitz, (b) 4,147,046 shares of our Class A common stock and 42,030,755 shares of our Class B common stock held of record by the Dustin A. Moskovitz TTEE Dustin A. Moskovitz Trust DTD 12/27/05 (the “Dustin Moskovitz Trust”), (c) 2,604,170 shares of our Class B common stock held of record by the Dustin Moskovitz Roth IRA, (d) 460,000 shares of our Class B common stock held of record by the Justin Rosenstein Trust, (e) 919,859 shares of our Class B common stock held of record by the Justin Rosenstein Trust 2, and (f) 1,720,916 shares of Class A Common Stock held of record by Good Ventures Foundation. Mr. Moskovitz is the trustee of the Dustin Moskovitz Trust and may be deemed to have voting power and dispositive power over the shares held by the Dustin Moskovitz Trust. Mr. Moskovitz may be deemed to have voting power and dispositive power over the shares held by the Dustin Moskovitz Roth IRA. Mr. Moskovitz is the trustee of the Justin Rosenstein Trust and the Justin Rosenstein Trust 2 and may be deemed to have voting power and dispositive power over the shares held by these trusts. Mr. Moskovitz and his spouse serve as directors on the board of Good Ventures Foundation and may be deemed to have shared voting and dispositive power with respect to the shares held by the Good Ventures Foundation. Of the Class A common stock directly held by Mr. Moskovitz, 19,273,127 shares of our Class A common stock (the “Private Placement Shares”) were acquired on September 7, 2022 via a private placement offering (the “Private Placement”). In connection with the Private Placement, Mr. Moskovitz granted Asana, Inc. an irrevocable proxy over the Private Placement Shares and any additional shares Mr. Moskovitz may acquire subsequent to the Private Placement (the “Irrevocable Proxy”), and does not retain voting power with respect to the Private Placement Shares. See the section entitled “Certain Relationships and Related Person Transactions” below for additional information about the Private Placement and the Irrevocable Proxy.
(4)Consists of (a) 34,804 shares of our Class A common stock held directly by Ms. Lacey, and (b) 125,000 shares of our Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2023, of which 108,333 are vested as of such date. Does not include 63,949 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(5)Consists of 51,829 shares of our Class A common stock held directly by Ms. Raimondi. Does not include 153,507 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(6)Consists of (a) 268,116 shares of our Class A common stock held directly by Mr. Wan, (b) 145,771 shares of our Class A common stock held of record by The 2019 Tim Ming Wan Grantor Retained Annuity Trust Dated July 22, 2019 (the “Wan GRAT”), (c) 988,532 shares of our Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2023, all of which are vested as of such date, and (d) 50,000 shares of our Class A common stock held of record by Mr. Wan’s spouse. Mr. Wan is the trustee of the Wan GRAT and may be deemed to have voting and dispositive power over the shares held by the Wan GRAT. Does not include 165,082 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(7)Consists of 741 shares of our Class A common stock held directly by Ms. Anderson-Copperman.
(8)Consists of 54,727 shares of our Class A common stock, of which 2,084 shares are unvested within 60 days of March 31, 2023 and subject to repurchase by us. Does not include 14,537 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(9)Consists of (a) 2,710 shares of our Class A common stock held directly by Mr. Cohler and (b) 520,929 shares of our Class A common stock held of record by Mr. Cohler’s trust entity. Does not include 14,537 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(10)Consists of (a) 2,763 shares of our Class A common stock held directly by Mr. D’Angelo and (b) 1,078,170 shares of our Class A common stock and 48,410 shares of our Class B common stock held of record by the Adam D’Angelo Revocable Trust Dtd 3/13/08. Does not include 3,782 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(11)Does not include 1,757 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(12)Consists of (a) 81,036 shares of our Class A common stock held directly by Ms. Norrington, of which 2,084 shares are unvested within 60 days of March 31, 2023 and subject to repurchase by us and (b) 2,295 shares of our Class A common stock held of record by Norrington Advisory Services, LLC. Does not include 14,537 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but which remain subject to a holding period.
(13)Consists of (a) 3,604,554 shares of our Class A common stock and 17,033,850 shares of our Class B common stock held directly by Mr. Rosenstein and (b) 575,984 shares of our Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2023, of which 363,584 are vested as of such date. Does not include 14,537 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but remain subject to a holding period.
(14)Consists of 2,261 shares of our Class A common stock. Does not include 911 shares issuable upon the settlement of RSUs which have vested within 60 days of March 31, 2023 but which remain subject to a holding period.

2023 Proxy Statement	63	Asana

CEO Pay Ratio
CEO Pay Ratio Results for Fiscal Year 2023
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
As of January 31, 2023, our employee population consisted of 1,795 individuals globally, including full-time employees, interns and apprentices. We excluded 74 non-U.S. individuals from our determination of the median employee, as permitted by the SEC rules, who accounted for less than 5% of our total workforce in the following countries: the United Kingdom (24), Singapore (21), Iceland (12), France (10), Sweden (4), the Netherlands (2), and Switzerland (1). We identified our median employee from the remaining 1,721 employees who were located in the following countries: the United States, Ireland, Canada, Australia, Japan, and Germany.
To identify the median employee, we combined the actual salary, bonus, commissions and other taxable benefits (other than related to equity awards and our ESPP) as reflected in our payroll records for fiscal year 2023, as well as the aggregate grant date fair value of equity awards granted to employees in fiscal year 2023. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the median employee. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on January 31, 2023.
As of January 31, 2023, the final day of our last completed fiscal year, the median annual total compensation of our employees (determined as described above) was $245,126 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $1. Based on this information, for fiscal year 2023, the ratio of the annual total compensation of our CEO to our median compensated employee was 1:245,126 or 0.000004.
The pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K. SEC rules for identifying the median employee permit companies to use a wide range of methodologies, assumptions and exclusions. As a result, it may not necessarily be meaningful to compare pay ratios reported by other companies. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the foregoing pay ratio measure in making compensation decisions.

Asana	64	2023 Proxy Statement

Pay Versus Performance
The information in the table below reflects the alignment of Asana’s executive compensation programs with long-term stockholder interests. As discussed in our CD&A, the variable portion of our executive compensation program is tied to long-term stockholder returns through equity awards, and changes in the value of awards during a particular fiscal year are driven by stockholder returns in that fiscal year. We do not consider other financial or non-financial performance measures in determining the compensation actually paid to our CEO and other NEOs. As a result, we have not included any company selected performance measures in our disclosure below. The compensation information presented in the table and disclosure below is intended to be provided in accordance with SEC rules, and may be different from the compensation information presented in the CD&A. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our CEO and other NEOs for each of the fiscal years ending January 31, 2022 and 2023 and our financial performance of each such fiscal year:

					Value of Initial Fixed $100 Investment Based on
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Summary Compensation Table Total for non-CEO NEOs ($)	Average Compensation Actually Paid to non-CEO NEOs ($)(1)	Total Stockholder Return ($)(2)	Peer Group Total Stockholder Return ($)(3)	Net Income ($) (in thousands)	Company Selected Measure

Year 1 (Fiscal 2022)	1	1	8,823,880	8,499,266	148	122	(288,342)	n/a
Year 2 (Fiscal 2023)	1	1	3,502,160	(5,158,293)	44	102	(407,768)	n/a
(1)Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year.
(2)Represents the company’s TSR based on a fixed investment of $100 over the Fiscal Year starting from the market close on the last trading day of Fiscal Year 2021 through the end of each applicable Fiscal Year in the table.
(3)Represents the cumulative TSR of the Standard & Poor’s (S&P) Information Technology Index, on a fixed investment of $100 over the Fiscal Year starting from the market close on the last trading day of Fiscal Year 2021 through the end of each applicable Fiscal Year in the table.

Fiscal Year	CEO	Non-CEO NEOs

2023	Dustin Moskovitz	Tim Wan, Eleanor Lacey and Anne Raimondi
2022	Dustin Moskovitz	Tim Wan, Christopher Farinacci, Eleanor Lacey, and Anne Raimondi

2023 Proxy Statement	65	Asana

PAY VERSUS PERFORMANCE
The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid for the CEO and the average for the Non-CEO NEOs:

	Fiscal 2022		Fiscal 2023
	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs

Deduction for Awards Reported in the Summary Compensation Table ($)	0	(8,288,721)	0	(2,843,827)
Increase based on Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date ($)	0	1,063,787	0	440,564
Increase based on Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End ($)	0	5,159,361	0	1,063,956
Deduction for Awards Granted during a Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in Fair Value from Prior FY End to Applicable FY End ($)	0	2,474,667	0	(3,843,813)
Increase / deduction for Awards Granted during a Prior FY that Vested during Applicable FY, determined based on change in Fair Value from Prior FY End to Vesting Date ($)	0	4,460,117	0	(3,477,334)
Deduction of Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End ($)	0	(5,193,824)	0	0
Deduction for Change in Pension Value Reported in the Summary Compensation Table ($)	0	0	0	0
Increase for Service Cost for Pension Plans ($)	0	0	0	0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date ($)	0	0	0	0
Total Adjustments ($)	0	(324,613)	0	(8,660,453)

Asana	66	2023 Proxy Statement

PAY VERSUS PERFORMANCE
Most Important Financial Measures
As discussed above, the variable portion of our executive compensation program is tied to long-term stockholder returns through equity awards, and changes in the value of awards during a particular fiscal year are driven by stockholder returns in that fiscal year. We did not consider other financial or non-financial performance measures in determining the fiscal 2023 compensation for our named executive officers. As a result, we have not included a tabular list of the most important financial measures.
Relationship Between Pay and Performance
As discussed in the Compensation Discussion and Analysis, we pay our CEO $1 per year. His compensation is not variable, and bears no relation to the cumulative total stockholder return or net income of the Company, as reported in the table above.
As discussed in the Compensation Discussion and Analysis, the majority of our executives’ compensation (other than the CEO) is delivered in the form of company shares delivered as long-term awards with vesting periods and holding requirements. The ultimate value of these awards changes with changes in stock price. As detailed in the table above, in fiscal 2022, when stockholder returns were strongly positive (above the cumulative total stockholder return of the Company’s peer group), and net income was negative, executives earned positive compensation as measured by Compensation Actually Paid in the table above. In fiscal 2023, when stockholder returns were negative (below the cumulative total stockholder return of the Company’s peer group), and net income was negative, executives earned negative compensation as measured by Compensation Actually Paid in the table above.
As discussed above, we do not consider other financial or non-financial performance measures in determining the compensation actually paid to our CEO and other NEOs. As a result, we do not have a company selected measure and there is no relationship to disclose between the compensation actually paid to our NEOs and such measure.

2023 Proxy Statement	67	Asana

Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
We currently have a written related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related person transactions under this policy. A transaction, arrangement, or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee for review, consideration and approval or ratification. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
Certain Related Person Transactions
The following is a summary of transactions since February 1, 2022, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Private Placement of Class A Common Stock
In September 2022, after an evaluation and recommendation by an independent committee of the Board regarding market terms and other financing options and approval by the Board, we entered into a Share Purchase Agreement, or the Purchase Agreement, with Dustin Moskovitz, our President, Chief Executive Officer, and Chair of our Board of Directors, pursuant to which we issued and sold 19,273,127 shares of our Class A common stock to Mr. Moskovitz at a purchase price of $18.16 per share for aggregate gross proceeds of approximately $350 million, or the Private Placement.
The Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. In addition, the parties agreed to governance terms intended to benefit the stockholders of the Company unaffiliated with Mr. Moskovitz.

Asana	68	2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Pursuant to the Purchase Agreement, Mr. Moskovitz agreed that, among other things, without (a) the approval of a special committee of independent members of the Board and (b) the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock not beneficially owned by Mr. Moskovitz or his affiliates, Mr. Moskovitz will not (1) transfer any shares of the Company’s capital stock that would result in a third party owning more than 50% of the voting power of the outstanding shares of the Company’s capital stock (subject to certain exceptions described in the Purchase Agreement), (2) offer to acquire or acquire, by merger, tender offer or otherwise, all of the outstanding shares of capital stock of the Company not beneficially owned by Mr. Moskovitz or his affiliates and (3) acquire beneficial ownership of 90% or more of the common stock of the Company.
In addition, Mr. Moskovitz has granted an irrevocable proxy to the Company to vote all of Mr. Moskovitz’s shares and any shares held by affiliates controlled by Mr. Moskovitz and acquired on or after the date of the Purchase Agreement in a manner that will reflect the voting results of all other shares of common stock over which Mr. Moskovitz or his affiliates do not have sole or shared voting power. In addition, pursuant to the Purchase Agreement, Mr. Moskovitz has agreed to cause a majority of the total number of directors then serving on the Board to be independent directors, as defined under the rules of the NYSE.
Marketing Expenses
As part of our marketing and digital user acquisition strategies, we routinely deploy advertisements on Quora.com, a question and answer website, via a self-serve platform. Adam D’Angelo, a member of our Board, is the Chief Executive Officer of Quora. Matthew Cohler, a member of our Board, is a member of Quora’s Board of Directors. We incurred approximately $1.9 million in marketing expenses with Quora for the year ended January 31, 2023.
As part of our marketing and digital user acquisition strategies, we utilize search engine marketing and advertising services from Microsoft Corporation. Andrew Lindsay, a member of our Board, has served as Corporate Vice President, Industry, Data and Apps Business Development of Microsoft Corporation since May 2022. We incurred approximately $3.3 million in marketing expenses with Microsoft for the year ended January 31, 2023. Transactions with Microsoft in fiscal year 2023 did not exceed the greater of $1 million or 2% of its annual revenues.
Lease Expenses
During the fiscal year ended January 31, 2020, we began leasing certain office facilities from HubSpot, a customer relationship management platform. Lorrie Norrington, a member of our Board and our Lead Independent Director, is a member of HubSpot’s Board of Directors. Andrew Lindsay, a member of our Board, was employed by HubSpot during fiscal year 2023. Rent payments made under these leases totaled $2.0 million for the year ended January 31, 2023.

2023 Proxy Statement	69	Asana

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Subscription Agreements
We have also entered into various recurring subscription agreements with HubSpot and recognized revenue under these subscription agreements of $0.7 million for the year ended January 31, 2023 , and had outstanding receivables of $1.7 million as of January 31, 2023. Transactions with HubSpot in fiscal year 2023 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with Autodesk, a software company. Lorrie Norrington, a member of our Board and our Lead Independent Director, is a member of Autodesk’s Board of Directors. We recognized revenue of $0.6 million under these subscription agreements for the year ended January 31, 2023, and had outstanding receivables of $0.6 million as of January 31, 2023. Transactions with Autodesk in fiscal year 2023 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with Gusto, a software company. Anne Raimondi, our Chief Operating Officer, is a member of Gusto’s Board of Directors. We recognized revenue of $0.2 million under these subscription agreements for the year ended January 31, 2023. Transactions with Gusto in fiscal year 2023 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with the Chan Zuckerberg Initiative, a philanthropic organization. Matthew Cohler, a member of our Board, is a member of the Chan Zuckerberg Initiative’s Investment Committee. We recognized revenue of $0.1 million under these subscription agreements for the year ended January 31, 2023. Transactions with the Chan Zuckerberg Initiative in fiscal year 2023 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with Talkdesk, Inc., a cloud-based contact center software company. Sydney Carey, a member of our Board, serves as Talkdesk’s Chief Financial Officer. We recognized revenue of $0.1 million under these subscription agreements for the year ended January 31, 2023. Transactions with Talkdesk in fiscal year 2023 did not exceed the greater of $1 million or 2% of its annual revenues.

Asana	70	2023 Proxy Statement

Other Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis; except that (a) two reports, covering an aggregate of 12 transactions, were filed late on behalf of Ms. Norrington and (b) one report, covering an aggregate of four transactions, was filed late on behalf of Mr. Singh.
Fiscal Year 2023 Annual Report and SEC Filings
Our financial statements for our fiscal year ended January 31, 2023 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investors.asana.com and are available from the SEC at its website at www.sec.gov.
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2023 is available without charge upon written request to Asana, Inc., Attention: Investor Relations, 633 Folsom Street, Suite 100, San Francisco, CA 94107 or via email to ir@asana.com.
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
The Board of Directors
San Francisco, California
April 28, 2023

2023 Proxy Statement	71	Asana

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASAN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03210-P86713 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASANA, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of three Class III directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Krista Anderson-Copperman
02) Sydney Carey
03) Adam D'Angelo

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2024.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the Company's named executive officers ("Say-on-Pay").	☐	☐	☐

NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Form 10-K are available at www.proxyvote.com.

V03211-P86713

ASANA, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
June 12, 2023 2:00 PM PDT

The stockholder(s) hereby appoint(s) Dustin Moskovitz, Tim Wan, and Eleanor Lacey, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Asana, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM PDT on June 12, 2023 via a live audio-only webcast on the Internet at www.virtualshareholdermeeting.com/ASAN2023, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side